Exhibit 99.1

IMPORTANT NOTICE

YOU MUST READ THE FOLLOWING DISCLAIMER BEFORE CONTINUING. The following disclaimer applies to the attached Solicitation Memorandum, whether received by e-mail or otherwise received as a result of electronic communication, and you are therefore advised to read this disclaimer page carefully before reading, accessing or making any other use of the attached document. In accessing the attached Solicitation Memorandum, you agree to be bound by the following terms and conditions, including any modifications to them from time to time, each time you receive any information from us as a result of such access.

Confirmation of Your Representation: By receiving the attached Solicitation Memorandum you are deemed to have confirmed to Credit Suisse Securities (Europe) Limited, The Royal Bank of Scotland plc, Deutsche Bank AG, London Branch, Westfield Holdings Limited (“WHL”), Westfield Management Limited, in its capacity as responsible entity and trustee of Westfield Trust (“WML”) and Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust (“WAML”, and together with WHL and WML, the “Parent Guarantors”) that (i) you are a holder or a beneficial owner of the £600,000,000 Guaranteed 5.500% Notes due 2017 issued by WT Finance (Aust) Pty Limited, WEA Finance LLC and Westfield Europe Finance PLC and guaranteed by the Parent Guarantors and certain of their respective subsidiaries and/or the £450,000,000 Guaranteed 4.25% Notes due 2022 issued by Westfield UK & Europe Finance PLC and guaranteed by the Parent Guarantors and certain of their respective subsidiaries, (ii) you are not a person to or from whom it is unlawful to send the attached Solicitation Memorandum or to solicit consents under the Consent Solicitation described herein under applicable laws and (iii) you consent to delivery by electronic transmission.

This Solicitation Memorandum has been sent to you in an electronic form. You are reminded that documents transmitted via this medium may be altered or changed during the process of transmission and consequently none of the Parent Guarantors, Credit Suisse Securities (Europe) Limited, The Royal Bank of Scotland plc (together with Credit Suisse Securities (Europe) Limited, the “Solicitation Agents”), Deutsche Bank AG, London Branch (the “Tabulation Agent”) or any person who controls, or is a director, officer, employee or agent of any of the Parent Guarantors, the Solicitation Agents and/or the Tabulation Agent nor any affiliate of any such person accepts any liability or responsibility whatsoever in respect of any difference between the Solicitation Memorandum distributed to you in electronic format and the hard copy version available to you on request from the Solicitation Agents and/or the Tabulation Agent.

You are reminded that the attached Solicitation Memorandum has been delivered to you on the basis that you are a person into whose possession this Solicitation Memorandum may be lawfully delivered in accordance with the laws of the jurisdiction in which you are located and you may not nor are you authorised to deliver this Solicitation Memorandum to any other person. If you are not the named addressee to whom this Solicitation Memorandum has been delivered, please notify the sender immediately and destroy this Solicitation Memorandum.

THIS SOLICITATION MEMORANDUM IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in doubt about any aspect of this proposal and/or the action you should take, you should consult immediately your stockbroker, bank manager, solicitor, accountant or other professional adviser authorised under the Financial Services and Markets Act 2000 (if you are in the United Kingdom) or from another appropriately authorised independent financial adviser.

This Solicitation Memorandum is addressed only to Noteholders who are persons to whom it is lawful to distribute it (“relevant persons”). It is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this Solicitation Memorandum relates is available only to relevant persons and will be engaged in only with relevant persons. This Solicitation Memorandum and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons.

If you have recently sold or otherwise transferred your entire holding(s) of Notes referred to below, you should immediately notify Deutsche Bank AG, London Branch at telephone: +44 20 7547 5000 or email: xchange.offer@db.com.

WESTFIELD HOLDINGS LIMITED

(ABN 66 001 671 496, a company incorporated with limited liability in Australia) (“WHL”)

WESTFIELD MANAGEMENT LIMITED

(ABN 41 001 670 579, a company incorporated with limited liability in Australia,

in its capacity as responsible entity and trustee of WESTFIELD TRUST, ARSN 090 849 746) (“WML”)

WESTFIELD AMERICA MANAGEMENT LIMITED

(ABN 66 072 780 619, a company incorporated with limited liability in Australia,

in its capacity as responsible entity and trustee of WESTFIELD AMERICA TRUST, ARSN 092 058 449) (“WAML”)

(WHL, WML and WAML together, the “Parent Guarantors” and each a “Parent Guarantor”)

Solicitation Memorandum and Notices of Meetings of Noteholders

of

£600,000,000 Guaranteed 5.500% Notes due 2017

(the “2017 Notes”)

issued by

WT Finance (Aust) Pty Limited, WEA Finance LLC and Westfield Europe Finance PLC

(together, the “2017 Notes Issuers”)

and guaranteed by

the Parent Guarantors, Westfield Finance (Aust) Limited,

Westfield Capital Corporation Pty Limited (formerly Westfield Capital Corporation Limited), WCI Finance LLC, WT Finance (NZ) Limited,

Westfield Trust (NZ) Limited, Westfield Finance (NZ) Limited and WFA Finance (Aust) Pty Limited

(together, the “2017 Notes Guarantors”)

and

£450,000,000 Guaranteed 4.25% Notes due 2022

(the “2022 Notes”)

issued by

Westfield UK & Europe Finance PLC

(the “2022 Notes Issuer”, and together with the 2017 Notes Issuers, the “Issuers”)

and guaranteed by

the Parent Guarantors, WT Finance (Aust) Pty Limited, WEA Finance LLC, Westfield Finance (Aust) Limited,

WFA Finance (Aust) Pty Limited, WT Finance (NZ) Limited and Westfield Finance (NZ) Limited

(together the “2022 Notes Guarantors”, and together with the 2017 Notes Guarantors, the “Guarantors”)

(the 2017 Notes and the 2022 Notes together, the “Notes”)

The Parent Guarantors are seeking approval by an Extraordinary Resolution (as defined herein) of the holders of the 2017 Notes and an Extraordinary Resolution of the holders of the 2022 Notes (in each case, the “Noteholders”) pursuant to the Note Trust Deeds (as defined herein) for certain modifications to the terms and conditions of the Notes and the Note Trust Deeds and for the waiver of potential events of default under the terms of the Note Trust Deeds, all as more fully described in the section hereof entitled “The Notes Proposal” (the “Notes Proposal”).

Noteholders who submit Electronic Voting Instructions (as defined herein) either in favour of, or against, the relevant Extraordinary Resolution (as defined herein) for receipt by Deutsche Bank AG, London Branch acting as tabulation agent (the “Tabulation Agent”) prior to the Early Instruction Deadline (as defined herein), and do not revoke such instructions (the last date for revocation prior to the originally scheduled Meetings being the Instruction Deadline), shall be eligible to receive an amount calculated (as set out in the table below) on the basis of the principal amount of the Notes which are the subject of such Electronic Voting Instructions (in respect of the 2017 Notes or the 2022 Notes, as the case may be, the “Early Instruction Fee”), subject (i) in the case of any Electronic Voting Instruction which has been submitted in respect of the 2017 Notes, to the 2017 Extraordinary Resolution (as defined herein) being duly passed and (ii) in the case of any Electronic Voting Instruction which has been submitted in respect of the 2022 Notes, to the 2022 Extraordinary Resolution (as defined herein) being duly passed. No fee will be payable in respect of any Electronic Voting Instruction submitted for receipt by the Tabulation Agent after the Early Instruction Deadline but before the Instruction Deadline.

Description of the Notes	ISIN / Common Code	Principal Amount Outstanding as at the date of this Solicitation Memorandum	Early Instruction Fee (per £1,000 in principal amount of Notes)
£600,000,000 Guaranteed 5.500% Notes due 2017	XS0222107186 /022210718	£600,000,000	£2.50
£450,000,000 Guaranteed 4.25% Notes due 2022	XS0803261576 /080326157	£450,000,000	£2.50

The notices convening the meetings of Noteholders at 10:00 am (London time) on 25 March 2014 (in respect of the 2017 Notes) and at 10:15 am (London time) (or, if later, as soon thereafter as the meeting in respect of the 2017 Notes has been concluded or adjourned) on 25 March 2014 (in respect of the 2022 Notes) at the offices of Freshfields Bruckhaus Deringer LLP, 65 Fleet Street, London EC4Y 1HS, United Kingdom, at which the Extraordinary Resolutions to approve the Notes Proposal and its implementation will be considered and, if thought fit, passed, have been published in accordance with the terms and conditions of the Notes. Copies of the forms of the notices are set out in “Appendix 1: Form of Notice of Meeting of 2017 Noteholders” and “Appendix 2: Form of Notice of Meeting of 2022 Noteholders”.

In relation to the submission or revocation of Electronic Voting Instructions, in each case, through Euroclear or Clearstream, Luxembourg, Noteholders holding Notes through such Clearing System (as defined herein) should note the particular practice of the relevant Clearing System, including any earlier deadlines set by such Clearing System.

Only Direct Participants (as defined herein) may submit Electronic Voting Instructions and thereby be eligible to receive the relevant Early Instruction Fee (subject to the relevant Extraordinary Resolution being duly passed). Noteholders who are not Direct Participants should arrange for the Direct Participant through which they hold their Notes to submit an Electronic Voting Instruction on their behalf to the relevant Clearing System as more particularly described herein under “Procedures in Connection with the Consent Solicitation”.

Noteholders who have not submitted or arranged for the submission of an Electronic Voting Instruction as provided above but who wish to attend and vote at the relevant Meeting may do so in accordance with the voting procedures set out in “Appendix 1: Form of Notice of Meeting of 2017 Noteholders” or “Appendix 2: Form of Notice of Meeting of 2022 Noteholders”, as applicable. Such Noteholders will not be eligible to receive an Early Instruction Fee.

Noteholders are urged to submit valid Electronic Voting Instructions in accordance with the procedures of, and within the time limit specified by, the Clearing Systems for receipt by the Tabulation Agent prior to the Early Instruction Deadline.

Noteholders should note that any voting certificates issued and Electronic Voting Instructions submitted in respect of a Meeting shall remain valid for any adjourned such Meeting (unless revoked prior to the applicable Instruction Deadline (as defined herein)).

Those Noteholders who submit Electronic Voting Instructions prior to the Early Instruction Deadline and who revoke such instructions will not receive the relevant Early Instruction Fee. During the period commencing on the Instruction Deadline and ending at the conclusion of the Meetings, Noteholders will not be able to submit Electronic Voting Instructions or request voting certificates. Electronic Voting Instructions may not be revoked in relation to the originally scheduled Meetings after the Instruction Deadline. If any such Meeting is adjourned, then during the period commencing on the Adjournment Instruction Deadline and ending at the conclusion of the adjourned Meeting, Noteholders will not be able to submit Electronic Voting Instructions or request voting certificates. Noteholders who have not already submitted voting instructions prior to the Instruction Deadline may submit Electronic Voting Instructions or request voting certificates during the period commencing at the conclusion of the originally scheduled Meetings and ending on the Adjournment Instruction Deadline, however, such Noteholders will not be eligible to receive an Early Instruction Fee.

The Parent Guarantors reserve the right to amend or waive any and all terms and conditions of the Consent Solicitation (including, without limitation, the terms of the payment of the relevant Early Instruction Fee), excluding the terms of either Extraordinary Resolution (which will not be amended) on the terms set out in this Solicitation Memorandum.

Noteholders having questions regarding this Solicitation Memorandum may contact Credit Suisse Securities (Europe) Limited to the attention of The Liability Management Desk on telephone +44 (0) 20 7883 8763 or via email to liability.management@credit-suisse.com or The Royal Bank of Scotland plc to the attention of Liability Management Group on telephone: +44 (0) 20 7085 5991 or via email to liabilitymanagement@rbs.com (together, the “Solicitation Agents”).

Questions or requests for assistance in connection with voting at the Meetings and/or the submission of Electronic Voting Instructions may be directed to the Tabulation Agent by email to xchange.offer@db.com.

Solicitation Agents

Credit Suisse                                                          The Royal Bank of Scotland

The date of this Solicitation Memorandum is 24 February 2014.

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The Parent Guarantors accept responsibility for the accuracy of the information contained in this Solicitation Memorandum. To the best of the knowledge and belief of the Parent Guarantors (having taken all reasonable care to ensure that such is the case), the information contained in this Solicitation Memorandum is in accordance with the facts and does not omit anything likely to affect the import of such information.

Each Noteholder is solely responsible for making its own independent appraisal of all matters (including those relating to the Notes Proposal, the Consent Solicitation, the Notes, the Issuers and the Guarantors) as such Noteholder deems appropriate in evaluating, and each Noteholder must make its own decision as to whether to consent to, the Notes Proposal. The Tabulation Agent is the agent of the Parent Guarantors and owes no duty to any Noteholder.

The Trustee has not been involved in the formulation of the Notes Proposal outlined in this Solicitation Memorandum and, in accordance with normal practice, the Trustee expresses no opinion on the merits of the Notes Proposal or the Extraordinary Resolutions but on the basis of the information contained in the Solicitation Memorandum has authorised it to be stated that it has no objection to the Extraordinary Resolutions being submitted to Noteholders for their consideration. Noteholders should take their own independent professional advice on the merits and on the consequences of voting in favour of the relevant Extraordinary Resolution. The Trustee is not responsible for the accuracy, completeness, validity or correctness of the statements made in this Solicitation Memorandum or omissions therefrom.

The delivery of this Solicitation Memorandum shall not under any circumstances create any implication that the information contained in this Solicitation Memorandum is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth in this Solicitation Memorandum or in the affairs of the Issuers or Guarantors.

This Solicitation Memorandum does not constitute or form part of and should not be construed as an offer for sale or subscription of or a solicitation of any offer to buy or subscribe for any securities of the Issuers or Guarantors or any other entity. The distribution of this document may nonetheless be restricted by law in certain jurisdictions. Persons into whose possession this document comes are required by the Parent Guarantors, the Solicitation Agents, the Trustee and the Tabulation Agent to inform themselves about, and to observe, any such restrictions. This Solicitation Memorandum does not constitute a solicitation in any circumstances in which such solicitation is unlawful. None of the Issuers, the Guarantors, the Solicitation Agents, the Trustee or the Tabulation Agent will incur any liability for its own failure or the failure of any other person or persons to comply with the provisions of any such restrictions.

No person has been authorised to make any recommendation on behalf of the Issuers, the Guarantors, the Solicitation Agents, the Trustee or the Tabulation Agent as to whether or how the Noteholders should vote pursuant to the Notes Proposal. No person has been authorised to give any information, or to make any representation in connection therewith, other than those contained herein. If made or given, such recommendation or any such information or representation must not be relied upon as having been authorised by the Issuers, the Guarantors, the Solicitation Agents, the Trustee or the Tabulation Agent.

This Solicitation Memorandum is issued and directed only to the Noteholders and no other person shall, or is entitled to, rely or act on, or be able to rely or act on, its contents.

The Solicitation Agents may, to the extent permitted by applicable law, have or hold a position in the Notes and the Solicitation Agents may, to the extent permitted by applicable law, make or continue to make a market in, or vote in respect of or act as principals in any transactions in, or relating to, or otherwise act in relation to, the Notes.

Neither the Solicitation Agents nor the Trustee makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this Solicitation Memorandum. Nothing contained in this Solicitation Memorandum is, or should be relied upon as, a promise or representation by the Solicitations Agents or the Trustee as to the past, present or future.

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The Parent Guarantors have furnished the information contained in this Solicitation Memorandum. Neither the Solicitation Agents nor the Trustee has independently verified the information contained herein (financial, legal or otherwise) on the Noteholders’ behalf nor do they assume any responsibility for the accuracy or completeness of any such information.

Each person receiving this Solicitation Memorandum acknowledges that such person has not relied on the Issuers, the Guarantors, the Solicitation Agents, the Trustee or the Tabulation Agent in connection with its decision on how to vote in relation to the Extraordinary Resolutions. Each such person must make its own analysis and investigation regarding the Notes Proposal and make its own voting decision, with particular reference to its own investment objectives and experience, and any other factors which may be relevant to it in connection with such voting decision. If such person is in any doubt about any aspect of the Notes Proposal and/or the action it should take, it should consult its professional advisers.

All references in this Solicitation Memorandum to “£” refer to the currency of the United Kingdom.

Capitalised terms used but not defined in this Solicitation Memorandum shall, unless the context otherwise requires, have the meanings set out in the Note Trust Deeds and/or the Conditions.

Notice to US Noteholders

Any securities deemed to be issued pursuant to the Notes Proposal have not been, and will not be, registered under the US Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any jurisdiction of the United States. Neither the US Securities and Exchange Commission nor any US state securities commission has approved or disapproved of any securities deemed to be offered in connection with the Notes Proposal, or determined if this document is accurate or complete. Any representation to the contrary is a criminal offence.

The Notes Proposal will be submitted to Noteholders in the United States pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder (“Rule 802”). Any new securities deemed to be issued pursuant to the Notes Proposal will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act to the same extent and proportion as the existing Notes. In accordance with Rule 802 with respect to any securities deemed to be issued in connection with the Notes Proposal, the Parent Guarantors, acting as the Westfield Group, will submit to the US Securities and Exchange Commission any informational document they distribute to Noteholders related to the Notes Proposal.

The Notes Proposal is being made in connection with securities issued and guaranteed by non-US companies and is subject to non-US disclosure requirements, which are different from those of the United States. Financial information included in this document, if any, has been prepared in accordance with Australian International Financial Reporting Standards and thus may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.

It may be difficult for US Noteholders to enforce their rights and any claim arising out of the US federal securities laws, since the Parent Guarantors and some of the Issuers and Subsidiary Guarantors are located in countries other than the United States, and some or all of their officers and directors may be residents of countries other than the United States. US Noteholders may not be able to sue a non-US company or its officers or directors in a non-US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s judgement.

Forward-Looking Statements

Certain statements contained in this Solicitation Memorandum, including those under the captions “The Consent Solicitation”, “Expected Timetable” and “The Notes Proposal” constitute “forward-looking statements”. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe”, “estimate”, “anticipate”, “intend”, “may”, “will” or

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“should” or in each case their negative, or other variations or comparable terminology. Such forward-looking statements involve risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Issuers or the Guarantors, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, among others, general economic and business conditions, industry trends, competition, changes in government regulation, currency fluctuations, changes in business strategy or development, political and economic uncertainty. There can be no assurance that the results and events contemplated by the forward-looking statements contained in this Solicitation Memorandum will, in fact, occur. These forward-looking statements speak only as at the date of this Solicitation Memorandum. The Parent Guarantors will not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events, circumstances or unanticipated events occurring after the date of this Solicitation Memorandum except as required by law or by any appropriate regulatory authority.

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TABLE OF CONTENTS

THE CONSENT SOLICITATION	1
CERTAIN DEFINITIONS	10
EXPECTED TIMETABLE	15
THE NOTES PROPOSAL	17
CERTAIN CONSIDERATIONS RELATING TO THE CONSENT SOLICITATION AND THE NOTES PROPOSAL	20
TAXATION	22
PROCEDURES IN CONNECTION WITH THE CONSENT SOLICITATION	23
APPENDIX 1: FORM OF NOTICE OF MEETING OF 2017 NOTEHOLDERS	28
APPENDIX 2: FORM OF NOTICE OF MEETING OF 2022 NOTEHOLDERS	37

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THE CONSENT SOLICITATION

The Notes Proposal

The Parent Guarantors are seeking to obtain from the Noteholders consents to certain modifications to, and waivers of certain potential events of default under the terms of, (i) the trust deed dated 27 June 2005 (the “2017 Note Trust Deed”) constituting the 2017 Notes and made between the 2017 Notes Issuers, the 2017 Notes Guarantors and Deutsche Trustee Company Limited (the “Trustee”); and (ii) the trust deed dated 13 December 2007 as supplemented by the First Supplemental Trust Deed dated 12 June 2009, the Second Supplemental Trust Deed dated 12 May 2010, and the Third Supplemental Trust Deed dated 27 June 2012 (the “EMTN Trust Deed”, and together with the 2017 Note Trust Deed the “Note Trust Deeds”) constituting the 2022 Notes and made between, among others, the 2022 Notes Issuer, the 2022 Notes Guarantors and the Trustee, insofar as it relates to the 2022 Notes. If an Extraordinary Resolution is passed by the relevant Noteholders, the modifications and waivers will be implemented by a supplemental Note Trust Deed (each a “Supplemental Note Trust Deed”), which will be entered into by, among others, the relevant Issuer(s), the relevant Guarantors and the Trustee on the date the relevant Extraordinary Resolution is duly passed, and will be immediately effective.

The Notes Proposal to be effected in relation to the relevant Notes by the Supplemental Note Trust Deeds is set out in “The Notes Proposal – Modifications and Waivers in respect of the 2017 Note Trust Deed and the EMTN Trust Deed insofar as it relates to the 2022 Notes” below.

Early Instruction Fee

In connection with the Notes Proposal, the following Early Instruction Fees (expressed by reference to each £1,000 in principal amount of the Notes held by such Noteholders and in respect of which Electronic Voting Instructions are submitted) will be paid to:

(a)	each Noteholder holding 2017 Notes who submits an Electronic Voting Instruction either in favour of, or against, the 2017 Extraordinary Resolution; and

(b)	each Noteholder holding 2022 Notes who submits an Electronic Voting Instruction either in favour of, or against, the 2022 Extraordinary Resolution,

in each case, where the relevant Electronic Voting Instruction is submitted for receipt by the Tabulation Agent prior to 4:00 pm (London time) on 7 March 2014, subject to (i) in each case, the passing of the relevant Extraordinary Resolution and (ii) the relevant Electronic Voting Instruction not being subsequently revoked:

Early Instruction Fee
£ per £1,000 in principal amount of Notes
£600,000,000 Guaranteed 5.500% Notes due 2017	2.50
£450,000,000 Guaranteed 4.25% Notes due 2022	2.50

The Parent Guarantors reserve the right to amend or waive any and all terms and conditions of the Consent Solicitation (including, without limitation, the terms of the payment of the relevant Early Instruction Fee), excluding the terms of either Extraordinary Resolution (which will not be amended), on the terms set out in this Solicitation Memorandum.

The Parent Guarantors are submitting the Notes Proposal to the Noteholders. In accordance with normal practice, the Trustee expresses no opinion on the merits of the Extraordinary Resolutions. The Trustee has not been involved in the formulation of the Notes Proposal and recommends that Noteholders who are unsure of the consequences of the Extraordinary Resolutions should seek their own independent financial and legal advice.

Solicitation Agents and Tabulation Agent

The Parent Guarantors have retained Credit Suisse Securities (Europe) Limited and The Royal Bank of Scotland plc to act as Solicitation Agents for the Consent Solicitation and the Notes Proposal and Deutsche Bank AG, London Branch to act as Tabulation Agent. The Solicitation Agents and their respective affiliates may contact Noteholders regarding the Notes Proposal and may request brokerage houses, custodians, nominees, fiduciaries and others to forward this Solicitation Memorandum and related materials to Noteholders. The Issuers and Guarantors have entered into a solicitation agency agreement with the Solicitation Agents which contains certain provisions regarding the reimbursement of expenses and indemnity arrangements, including indemnification for liabilities arising under securities laws. The Solicitation Agents and their respective affiliates have provided and continue to provide certain investment banking services to the Issuers and Guarantors for which they have received and will receive compensation that is customary for services of such nature.

None of the Solicitation Agents, the Tabulation Agent, the Trustee or any of their respective directors, employees or affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Consent Solicitation or the Notes Proposal, the Issuers or the Guarantors in this Solicitation Memorandum or for any failure by the Parent Guarantors to disclose events that may have occurred and may affect the significance or accuracy of such information, the terms of any amendment to the Consent Solicitation or the Notes Proposal or the period of time during which Electronic Voting Instructions may be revoked (or whether Noteholders are given any revocation rights) following any such amendment.

None of the Solicitation Agents, the Tabulation Agent, the Trustee or any of their respective directors, employees or affiliates makes any representation or recommendation whatsoever regarding the Consent Solicitation or the Notes Proposal, or any recommendation as to whether Noteholders should participate in the Notes Proposal.

The Tabulation Agent is the agent of the Parent Guarantors and owes no duty to any holder of the Notes.

Rationale for the Notes Proposal

On 4 December 2013, the Westfield Group announced the Proposed Restructuring, as outlined below. As a result of the Proposed Restructuring, the Westfield Group is seeking certain modifications to the terms and conditions of the 2017 Notes and 2022 Notes and the waiver of potential events of default under the terms of the Note Trust Deeds. The Westfield Group believes that if the Notes Proposal is not implemented, the commencement of the court process (as described below) to approve the Proposed Restructuring could trigger an Event of Default under the Notes. In addition, pursuant to the Proposed Restructuring all of the Issuers and Guarantors of the Notes will no longer be in the same post-Proposed Restructuring group. Therefore, it would not be consistent with the Proposed Restructuring if the Notes were to remain outstanding.

In the event that the Notes Proposal is implemented in respect of the 2017 Notes and the Restructure Effective Date in respect of the Proposed Restructuring occurs, the 2017 Notes shall be redeemed by the 2017 Notes Issuers.

In the event that the Notes Proposal is implemented in respect of the 2022 Notes and the Restructure Effective Date in respect of the Proposed Restructuring occurs, the 2022 Notes shall be redeemed by the 2022 Notes Issuer.

An overview of the Notes Proposal is set out below in “The Notes Proposal”.

What is the Proposed Restructuring?

The Proposed Restructuring is a proposed restructure of Westfield Group, under which Westfield Group’s Australian and New Zealand business including its fully integrated and internalised retail property operating platform, held through WHL and Westfield Trust (“WT”), is separated from Westfield Group’s international business and merged with Westfield Retail Trust, to create two new listed groups:

•	Westfield Corporation – an internally managed international retail property group with its initial focus on the United States, the United Kingdom and Europe. Westfield Corporation is expected to be a top 25 ASX listed entity based on expected market capitalisation and one of the largest listed global retail REITs based on expected market capitalisation.

The stapled entities of Westfield Corporation will comprise a newly established company, Westfield International Limited to be renamed Westfield Corporation Limited (“WCL”), and a new trust, WFD Trust (“WFD”) and Westfield America Trust (“WAT”).

•	Scentre Group – an internally managed Australian listed retail property group with its focus on Australia and New Zealand. It is expected to be a top 20 ASX listed entity based on expected market capitalisation. Westfield Group’s and Westfield Retail Trust’s existing co-ownership interests in their Australian and New Zealand properties will be merged and become wholly owned by Scentre Group.

Scentre Group will have a fully integrated and internalised retail property operating platform in the following business segments: shopping centre ownership; property management, marketing and leasing; property development design and construction; and fund and asset management activities. This platform will be operated by the current Australian and New Zealand management team of Westfield Group.

The stapled entities of Scentre Group will comprise WHL, WT, Westfield Retail Trust 1 (“WRT 1”) and Westfield Retail Trust 2 (“WRT 2”).

An overview of Westfield Corporation and Scentre Group is set out below in sections “– Profile of Westfield Corporation” and “– Profile of Scentre Group”, respectively.

Steps to implement the Proposed Restructuring

The Proposed Restructuring will be implemented in accordance with the steps below.

The current structure of Westfield Group and Westfield Retail Trust is set out in simplified form below:

Westfield Group will establish two new entities to hold those parts of Westfield Group’s international business which are currently held by WHL and WT: WCL and WFD. Initially, WCL and WFD are wholly owned by WHL and WT respectively:

On implementation of the Proposed Restructuring, WHL’s international business will be transferred to WCL and shares in WCL will be distributed to Westfield Group securityholders by way of a return of capital. Similarly, units in WFD will be distributed to Westfield Group securityholders and WT’s international business will then be transferred to WFD.

Shares in WCL and units in WFD will then be stapled to Westfield Group Securities:

Following the restructure, shares in WHL and units in WT are each de-stapled from Westfield Group. In accordance with the Merger Ratio, the number of shares in WHL, and units in WT, units in Westfield Retail Trust 1 and units in Westfield Retail Trust 2 will be converted so that they can be stapled together on a one to one basis to form the new Scentre Group securities.

As a result, on implementation of the Proposed Restructuring, Westfield Corporation will be held by Westfield Group securityholders and Scentre Group will be held by Westfield Group securityholders and Westfield Retail Trust securityholders in accordance with the Merger Ratio.

The proposed structure following implementation of the Proposed Restructuring is set out in simplified form below:

Key approvals

The Proposed Restructuring, if approved by the Court and relevant securityholders, is expected to be implemented by the end of June 2014.

Implementation of the Proposed Restructuring requires relevant securityholders to approve:

•	a scheme of arrangement of WHL;

•	amendments to the constitutions of WHL, WT, WAT , WRT1 and WRT2; and

•	various other enabling resolutions including a return of capital of WHL for the demerger of WCL and approval of the de-stapling of WHL and WT from Westfield Group and the stapling of WHL and WT to Westfield Retail Trust to form Scentre Group.

Accordingly, there are a number of approvals that must be obtained for the Proposed Restructuring to proceed. These are set out below:

	What	When in 2014

1	Approval by the Court of the convening of the meeting of Westfield Group securityholders to consider the scheme of arrangement of WHL	Mid April

2	Approval by Westfield Group securityholders of the scheme of arrangement of WHL at the scheme meeting	End May

3	Approval by Westfield Group securityholders of the other resolutions at a general meeting	End May

4	Approval by Westfield Retail Trust securityholders of the Westfield Retail Trust resolutions at the Westfield Retail Trust general meeting	End May

5	Approval by the Court of the scheme of arrangement of WHL	Mid June

6	Grant of judicial advice by the Court in relation to the implementation of the Proposed Restructuring by WML, WAML, RE1 and RE2	Mid June

The scheme of arrangement of WHL must be approved by a resolution passed by a majority in number of Westfield Group securityholders present and voting (either in person or by proxy) at the scheme meeting and representing in aggregate not less than 75% of the votes cast on the resolution to approve the scheme of arrangement.

The other resolutions required to be passed by the Westfield Group securityholders and the Westfield Retail Group securityholders are ordinary and special resolutions which require the approval of more than 50% or 75% respectively of the votes cast on the relevant resolution.

Court process for the scheme of arrangement

Schemes of arrangements are common components of demerger and merger processes in Australia.

There are two Court hearings as part of the scheme of arrangement process for WHL:

(a)	(first court hearing) the Court is first approached for orders convening a meeting of Westfield Group securityholders to approve the scheme of arrangement;

(b)	(second court hearing) following the meeting of Westfield Group securityholders to approve the scheme of arrangement, the Court is approached to make orders approving the scheme of arrangement.

What does the Court do at the first court hearing?

At the first court hearing, the role of the Court is:

•	to consider whether the explanatory statement that will be provided to the Westfield Group securityholders sufficiently discloses the detail and effect of the scheme of arrangement to enable the securityholders to make an informed decision on how to vote;

•	to consider procedural matters about the calling and conduct of the meeting or meetings (including the identity of the chairman and alternate chairman, the location of the meeting and notice to be given to members);

•	to ascertain whether ASIC has had reasonable opportunity to examine the proposed scheme of arrangement;

•	to consider whether there may be matters that may make it unlikely that the scheme of arrangement would be capable of approval by the Court at the second court hearing (thereby making it futile to put the scheme of arrangement to securityholders).

What does the Court do at the second court hearing?

Once the meeting of Westfield Group securityholders has been held, at the second court hearing, the Court will have the power to approve the scheme of arrangement if the requisite majorities approving the scheme of arrangement were attained, subject to any adjustments or conditions as the Court thinks just.

In considering whether to approve the scheme of arrangement at the second court hearing, the Court will seek to satisfy itself, in particular, that the scheme of arrangement:

•	complies with the law;

•	was approved on the basis of adequate information by securityholders acting in good faith and not in pursuit of some illegitimate purpose;

•	is sufficiently fair and reasonable that an intelligent and honest securityholder, acting alone, might approve it.

Judicial advice

At the same time that WHL applies to the Court for approval of the scheme of arrangement, WML, WAML, RE1 and RE2 will apply to the Court for judicial advice confirming that:

(a)	each of them would be justified in convening the general meetings for the purposes of considering the resolutions to implement the Proposed Restructuring; and

(b)	subject to approval of those resolutions, each of them would be justified in proceeding on the basis that the proposed amendments to the WT, WAT and Westfield Retail Trust constitutions would be within the powers of alteration conferred by those constitutions and under the Corporations Act.

Again, it is common in Australian transactions of this nature for responsible entities of listed trusts to seek the judicial advice contemplated above.

Profile of Westfield Corporation

Overview of Westfield Corporation

Westfield Corporation will be an internally managed vertically integrated international retail property group, and is expected to be one of the 25 largest entities listed on the ASX and one of the largest listed global retail REITs, based on expected market capitalisation.

Westfield Corporation will initially have interests in an investment portfolio of 43 shopping centres in the US, UK and Europe, representing approximately 8,000 retailers and over 470 million annual customer visits. Westfield Corporation will employ approximately 2,000 employees, with principal offices in Sydney and offices in Los Angeles, London and New York.

Westfield Corporation will operate in the following business segments: shopping centre ownership; property management, marketing and leasing; property development, design and construction; and fund and asset management activities.

Westfield Corporation will focus on the following key strategies with a view to enhancing long term returns and long term growth: intensive management of its portfolio; development and redevelopment and expansion activities; integration of digital technology into its assets to better connect with retailers and consumers; and the acquisition of additional shopping centre interests.

The development of shopping malls in major cities will be integral to Westfield Corporation‘s strategic plan. Over the past ten years Westfield Group has developed a number of major shopping malls in San Francisco, Valley Fair and Century City in the United States and London and Stratford City in the United Kingdom.

Westfield Corporation portfolio summary

The majority of Westfield Corporation’s portfolio will be located in the US, with 38 centres representing approximately 70% of the shopping centre interests by value.

The portfolio will include major assets, including Westfield London and Westfield Stratford in the United Kingdom, two of the largest urban shopping centres in Europe, and Century City, Garden State Plaza, Montgomery, Old Orchard, San Francisco, UTC, Valley Fair and World Trade Centre in the US.

Profile of Scentre Group

Overview of Scentre Group

Scentre Group will be an internally managed retail property group focused on Australian and New Zealand property, and is expected to be the largest Australian listed REIT and one of the top 20 ASX listed entities based on expected market capitalisation.

Following implementation of the Proposed Restructuring, Scentre Group will inherit Westfield Group’s development platform as it relates to Australia and New Zealand and acquire Westfield Group’s interests in its Australian and New Zealand portfolio. Scentre Group will initially have interests in a retail portfolio of 47 shopping centres operating under the “Westfield” brand in Australia and New Zealand, combined with an integrated and internalised retail property operating platform providing property management, development, design, construction, leasing, marketing and funds management, and employing in excess of 2,000 employees.

Scentre Group’s portfolio will initially include major assets such as Westfield Sydney, Miranda, Carindale, Bondi Junction, Chermside, Doncaster, Parramatta and Marion. These major flagship centres continue to be leading destinations of choice for both domestic and international retailers.

Scentre Group will operate in the following business segments: shopping centre ownership; property management, marketing and leasing; property development design and construction; and fund and asset management activities.

Scentre Group’s operating strategy will be focussed on owning, developing and operating retail shopping centres by integrating food, fashion, leisure and entertainment; using technology to better connect retailers with consumers; and maximising the profitability of its market leading vertically integrated shopping centre platform.

Scentre Group’s key strategies will be based on the following objectives: maintaining high levels of occupancy; optimising retailer mix and productivity of retailers; maintaining strong relationships with retailers; leveraging the benefits of the Westfield brand to generate new income streams such as brand sponsorship; and maximising income from third party management fees.

Scentre Group will have an exclusive and perpetual royalty free right to use the Westfield brand for qualifying shopping centres in Australia and New Zealand.

Scentre Group portfolio summary

The majority of Scentre Group’s portfolio will be located in Australia, with 38 centres representing 91% of the shopping centre interests by value, including 15 of Australia’s top 20 performing shopping centres by annual sales.

CERTAIN DEFINITIONS

Capitalised terms used but not defined in this Solicitation Memorandum shall, unless the context otherwise requires, have the meanings set out in the relevant Note Trust Deed and/or the relevant Conditions.

The following terms shall have the following meanings:

2017 Extraordinary Resolution	The Extraordinary Resolution in relation to the 2017 Notes to approve the Notes Proposal in respect of the 2017 Notes to be proposed and considered at the Meeting of 2017 Noteholders, as set out in “Appendix 1: Form of Notice of Meeting of 2017 Noteholders”.

2017 Note Trust Deed	The trust deed dated 27 June 2005 constituting the 2017 Notes and made between the 2017 Notes Issuers, the 2017 Notes Guarantors and the Trustee.

2022 Extraordinary Resolution	The Extraordinary Resolution in relation to the 2022 Notes to approve the Notes Proposal in respect of the 2022 Notes to be proposed and considered at the Meeting of 2022 Noteholders, as set out in “Appendix 2: Form of Notice of Meeting of 2022 Noteholders”.

Adjournment Instruction Deadline	The time which is 48 hours (within the meaning set out in the Note Trust Deeds) prior to the time and date fixed for any adjourned Meeting.

Approval Date	In respect of the Extraordinary Resolutions, means the latest date on which the Extraordinary Resolutions are duly passed.

ASX	Australian Securities Exchange.

Beneficial Owner	A person who is the beneficial owner of a particular principal amount of the Notes, as shown in the records of a Clearing System or its Direct Participants.

Business Day	A day, other than a Saturday or a Sunday, on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

Clearing Systems	Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and, where the context permits, each a “Clearing System”.

Conditions	The conditions of the relevant Notes as set out (i) with regard to the 2017 Notes, in the 2017 Note Trust Deed, and (ii) with regard to the 2022 Notes, in Schedule 3 to the EMTN Trust Deed, as supplemented, replaced and modified by the Final Terms dated 10 July 2012 relating to the 2022 Notes (each as modified from time to time).

Consent Solicitation	The solicitation of consents from the Noteholders to the Notes Proposal, which is described in this Solicitation Memorandum.

Court	Supreme Court of New South Wales.

Direct Participant	Each person who is shown in the records of Euroclear or Clearstream, Luxembourg as a holder of an interest in the Notes.

Early Instruction Deadline	4:00 pm (London time) on 7 March 2014 (subject to the right of the Parent Guarantors to amend the terms of the Consent Solicitation).

Early Instruction Fee

If an Electronic Voting Instruction is submitted for receipt by the Tabulation Agent by:

(a)    a Noteholder holding 2017 Notes who submits an Electronic Voting Instruction either in favour of, or against, the 2017 Extraordinary Resolution; or

(b)    a Noteholder holding 2022 Notes who submits an Electronic Voting Instruction either in favour of, or against, the 2022 Extraordinary Resolution,

in each case prior to the Early Instruction Deadline, and provided such Electronic Voting Instruction is not revoked (the last date for revocation prior to the originally scheduled Meeting in respect of such Notes being the Instruction Deadline), (subject (i) in the case of an Electronic Voting Instruction which has been received in respect of the 2017 Notes, to the 2017 Extraordinary Resolution being duly passed and (ii) in the case of an Electronic Voting Instruction which has been received in respect of the 2022 Notes, to the 2022 Extraordinary Resolution being duly passed) a cash payment to such Noteholder of an amount of:

(a)    £2.50 per £1,000 in principal amount of the 2017 Notes which are the subject of such Electronic Voting Instruction; or, as applicable

(b)    £2.50 per £1,000 in principal amount of the 2022 Notes which are the subject of such Electronic Voting Instruction.

Electronic Voting Instruction

The electronic voting instruction which must be submitted through the relevant Clearing System by each Direct Participant, instructing the relevant Clearing System that the vote(s) attributable to the relevant Notes the subject of such electronic voting instruction should be cast in a particular way (either in favour or against) in relation to the relevant Extraordinary Resolution, which instructions shall constitute an instruction to the Principal Paying Agent to appoint proxies (being employees of the Tabulation Agent) who will act as proxies at the relevant Meeting(s).

Beneficial Owners of Notes cleared through Euroclear or Clearstream, Luxembourg that are of record held by a broker, dealer, commercial bank, trust company or other nominee must instruct such broker, dealer, commercial bank, trust company or other nominee to submit such electronic voting instruction on such Beneficial Owner’s behalf.

If such Beneficial Owner wishes to submit an electronic voting instruction itself, such Beneficial Owner must either make appropriate arrangements to be recorded as a Direct Participant (if permitted) or otherwise follow the procedures above.

EMTN Trust Deed	The trust deed dated 13 December 2007 as supplemented by the First Supplemental Trust Deed dated 12 June 2009, the Second Supplemental Trust Deed dated 12 May 2010, and the Third Supplemental Trust Deed dated 27 June 2012 constituting the 2022 Notes and made between, among others, the 2022 Notes Issuer, the 2022 Notes Guarantors and the Trustee.

Extraordinary Resolutions	The 2017 Extraordinary Resolution and the 2022 Extraordinary Resolution.

Instruction Deadline	10:00 am (London time) on 21 March 2014.

Meetings	The separate meetings of (i) Noteholders holding 2017 Notes to be held at 10:00 am (London time) on 25 March 2014 and (ii) Noteholders holding 2022 Notes to be held at 10:15 am (London time) (or, if later, as soon thereafter as the meeting in respect of the 2017 Notes has been concluded or adjourned) on 25 March 2014, or in each case any adjourned such meeting (the “Meetings”), each to be held at the offices of Freshfields Bruckhaus Deringer LLP, 65 Fleet Street, London EC4Y 1HS, United Kingdom, to consider and vote on the Extraordinary Resolutions in respect of the Notes Proposal. References to “Meeting” shall be construed accordingly. See “Appendix 1: Form of Notice of Meeting of 2017 Noteholders” and “Appendix 2: Form of Notice of Meeting of 2022 Noteholders”.

Merger Ratio	The ratio which determines the entitlements of existing Westfield Group securityholders and existing Westfield Retail Trust securityholders to Westfield Corporation securities and Scentre Group securities on implementation of the Proposed Restructuring.

Note Trust Deeds	The 2017 Note Trust Deed and the EMTN Trust Deed.

Noteholders	Holders of Notes.

Notes Proposal	The proposed modifications to, and waivers of certain potential events of default under the terms of, the 2017 Note Trust Deed and the EMTN Trust Deed insofar as it relates to the 2022 Notes, as further described herein.

Principal Paying Agent	Deutsche Bank AG, London Branch in its capacity as principal paying agent in relation to the Notes.

Proposed Restructuring

The proposed restructuring of Westfield Group by demerging Westfield Group’s Australian and New Zealand business from Westfield Group’s international business and the proposed merger of Westfield Group’s Australian and New Zealand business with Westfield Retail Trust to create two new entities listed on the ASX to be known as:

(a)    Westfield Corporation – comprising Westfield Group’s international business; and

(b)    Scentre Group – comprising the merged Australian and New Zealand business of Westfield Group with Westfield Retail Trust,

as more fully described in the section hereof entitled “The Consent Solicitation – Rationale for the Notes Proposal”.

RE1	RE1 Limited (ABN 80 145 743 862) (AFSL No. 380202) as responsible entity of WRT 1.

RE2	RE2 Limited (ABN 41 145 744 065) (AFSL No. 380203) as responsible entity of WRT 2.

REIT	Real estate investment trust.

Restructure Effective Date	The date the Court approves the scheme of arrangement of WHL in connection with the Proposed Restructuring.

Solicitation Agents	Credit Suisse Securities (Europe) Limited and The Royal Bank of Scotland plc.

Supplemental Note Trust Deeds	Supplemental trust deeds between (i) the relevant Issuer(s) and Guarantors and (ii) the Trustee proposed to be executed in order to supplement the Note Trust Deeds to effect the Notes Proposal and implement the Extraordinary Resolutions.

Tabulation Agent	Deutsche Bank AG, London Branch in its capacity as tabulation agent in relation to the Consent Solicitation and the Meetings.

Trustee	Deutsche Trustee Company Limited in its capacity as Trustee for the Noteholders.

WAT	Westfield America Trust (ARSN 092 058 449)

WCL	Westfield International Limited (ABN 12 166 995 197) to be renamed Westfield Corporation Limited.

Westfield Group	WHL, WT, WAT and each of their controlled entities.

Westfield Retail Trust	WRT 1, WRT 2 and each of their controlled entities.

WFD	WFD Trust, a new trust to be established by Westfield Group.

WRT 1	Westfield Retail Trust 1 (ARSN 146 934 536).

WRT 2	Westfield Retail Trust 2 (ARSN 146 934 652).

WT	Westfield Trust (ARSN 090 849 746)

EXPECTED TIMETABLE

Set out below is an expected timetable showing the possible timing of the Consent Solicitation and the Notes Proposal, which will depend, among other things, on timely receipt (and non-revocation) of instructions and the right of the Parent Guarantors to amend or waive any and all terms and conditions of the Consent Solicitation (including, without limitation, the terms of the payment of the relevant Early Instruction Fee), excluding the terms of either Extraordinary Resolution (which will not be amended). Accordingly, the actual timetable may differ significantly from the timetable below.

Event	Date and Time (London time)

Announcement of Notes Proposal and Notices of Meetings to be given to Noteholders	24 February 2014

Solicitation Memorandum published and available to Noteholders at the office of the Tabulation Agent and Principal Paying Agent (copies of which are obtainable, upon request, free of charge)	24 February 2014

Early Instruction Deadline – Latest time and date for receipt of Electronic Voting Instructions by the Tabulation Agent for Noteholders to be eligible to receive the relevant Early Instruction Fee	4:00 pm on 7 March 2014

Instruction Deadline – Latest time and date for receipt of Electronic Voting Instructions by the Tabulation Agent and latest time for revocation of Electronic Voting Instructions	10:00 am on 21 March 2014

Latest time and date for requesting a voting certificate from the Principal Paying Agent	10:00 am on 21 March 2014

Time and date of the Meetings	10:00 am on 25 March 2014 (in respect of the 2017 Notes) and 10:15 am (or, if later, as soon thereafter as the meeting in respect of the 2017 Notes has been concluded or adjourned) on 25 March 2014 (in respect of the 2022 Notes)

Notice of Results of the originally scheduled Meetings to be given to Noteholders	on or immediately following 25 March 2014

If the 2017 Extraordinary Resolution and/or the 2022 Extraordinary Resolution passes:

Payment of relevant Early Instruction Fee to Noteholders who have submitted Electronic Voting Instructions through Euroclear or Clearstream, Luxembourg for receipt by the Tabulation Agent by the Early Instruction Deadline (provided (i) in the case of Electronic Voting Instructions which have been submitted in respect of the 2017 Notes, the 2017 Extraordinary Resolution is duly passed and (ii) in the case of Electronic Voting Instructions which have been submitted in respect of the 2022 Notes, the 2022 Extraordinary Resolution is duly passed)	No later than the third clear Business Day following the Approval Date

Event	Date and Time (London time)

Execution of the Supplemental Note Trust Deed(s)	Expected to be executed on the Approval Date

If a Meeting is adjourned:

Notice of adjourned Meeting to be given to Noteholders	25 March 2014

Latest time and date for submission (or revocation) of Electronic Voting Instructions through Euroclear or Clearstream, Luxembourg for an adjourned Meeting	To be confirmed in the notice of adjourned Meeting

Latest time and date for requesting a voting certificate from the Principal Paying Agent	To be confirmed in the notice of adjourned Meeting

Earliest time and date of adjourned Meeting (if any)	10:00 am on 14 April 2014 (in respect of the 2017 Notes) and 10:15 am (or, if later, as soon thereafter as any adjourned meeting convened at the same place and on the same date, in respect of the 2017 Notes has been concluded or adjourned) on 14 April 2014 (in respect of the 2022 Notes)

Notice of Result of any adjourned Meeting to be given to Noteholders	As soon as reasonably practicable after the conclusion of the adjourned Meeting

If the 2017 Extraordinary Resolution and/or the 2022 Extraordinary Resolution then passes:

Payment of relevant Early Instruction Fee to Noteholders who have submitted Electronic Voting Instructions through Euroclear or Clearstream, Luxembourg for receipt by the Tabulation Agent by the Early Instruction Deadline (provided (i) in the case of Electronic Voting Instructions which have been submitted in respect of the 2017 Notes, the 2017 Extraordinary Resolution is duly passed and (ii) in the case of Electronic Voting Instructions which have been submitted in respect of the 2022 Notes, the 2022 Extraordinary Resolution is duly passed)	No later than the third clear Business Day following the Approval Date

Execution of the Supplemental Note Trust Deed(s)	Expected to be executed on the Approval Date

All references in this Solicitation Memorandum to times are to London time, unless otherwise stated.

Beneficial Owners should check with the bank, securities broker or any other intermediary through which they hold their Notes whether such intermediary will apply different deadlines for participation to those set out in this Solicitation Memorandum and, if so, should follow those deadlines.

THE NOTES PROPOSAL

Overview of the Notes Proposal

The Parent Guarantors are seeking approval by Extraordinary Resolution of the holders of the 2017 Notes and Extraordinary Resolution of the holders of the 2022 Notes, pursuant to the Note Trust Deeds, to amend, and for the waiver of certain potential events of default under, the terms of the 2017 Note Trust Deed and the EMTN Trust Deed insofar as it relates to the 2022 Notes, all as described below. If an Extraordinary Resolution is passed it will be binding on all Noteholders of the relevant series of Notes, including such Noteholders who do not vote in favour of such Extraordinary Resolution.

Results of Consultations with a Special Committee of the Association of British Insurers

The Notes Proposal described in this Solicitation Memorandum has been considered by a Special Committee (the “Special Committee”) of the Association of British Insurers (“ABI”) at the request of the Parent Guarantors. The members of the Special Committee, who hold in aggregate approximately 39 per cent. of the current principal amount outstanding of the 2017 Notes and 30 per cent. of the current principal amount outstanding of the 2022 Notes have examined the Notes Proposal. They have informed the Parent Guarantors that they find the Notes Proposal acceptable; that, subject to client and other approvals, they intend to vote in favour of the Notes Proposal in respect of their holdings of Notes; and that they will be inviting other ABI members to consider a similar course of action. The Special Committee has advised the Parent Guarantors that this recommendation relates only to the proposals set out in this Solicitation Memorandum with respect to the Notes and not to any future offers or proposals which the Parent Guarantors may make.

Modifications and Waivers in respect of the 2017 Note Trust Deed and the EMTN Trust Deed insofar as it relates to the 2022 Notes

The modifications and waivers which the Parent Guarantors propose to be made in respect of the 2017 Note Trust Deed and the EMTN Trust Deed insofar as it relates to the 2022 Notes, pursuant to the Supplemental Note Trust Deeds include:

(a)	a modification to the Conditions of the 2017 Notes to provide that, if the Restructure Effective Date occurs, the 2017 Notes Issuers shall redeem all of the 2017 Notes as soon as practicable after the Restructure Effective Date at their Redemption Amount (as defined in the 2017 Extraordinary Resolution), where the Redemption Amount is calculated by reference to the Reference Rate (as defined in the 2017 Extraordinary Resolution) plus 0.15 per cent. and where the definition of Reference Rate refers to the 1.75 per cent. Treasury Stock 2017;

(b)	a waiver of any Event of Default or Potential Event of Default under the Conditions of the 2017 Notes that might result, directly or indirectly, from the implementation or consummation of the Proposed Restructuring or any action taken in connection with the Proposed Restructuring, including but not limited to action seeking approval for the Proposed Restructuring from any court or regulatory body;

(c)	a modification to the 2017 Notes Issuers’ existing optional redemption right contained in the Conditions of the 2017 Notes to (i) reduce the minimum notice period that the 2017 Notes Issuers must give to the 2017 Noteholders prior to redemption of all or some only of the 2017 Notes to 14 days from 30 days and (ii) to modify the redemption amount to be calculated by reference to a new Reference Rate (as defined in the 2017 Extraordinary Resolution) plus 0.15 per cent. and where the definition of Reference Rate refers to the 1.75 per cent. Treasury Stock 2017;

(d)	a modification to the Conditions of the 2022 Notes to provide that, if the Restructure Effective Date occurs, the 2022 Notes Issuer shall redeem all of the 2022 Notes as soon as practicable after the Restructure Effective Date at their Redemption Amount (as defined in the 2022 Extraordinary Resolution), where the Redemption Amount is calculated by reference to the Reference Rate (as defined in the 2022 Extraordinary Resolution) plus 0.15 per cent. and where the definition of Reference Rate refers to the 4.00 per cent. Treasury Stock 2022;

(e)	a waiver of any Event of Default or Potential Event of Default under the Conditions of the 2022 Notes that might result, directly or indirectly, from the implementation or consummation of the Proposed Restructuring or any action taken in connection with the Proposed Restructuring, including but not limited to action seeking approval for the Proposed Restructuring from any court or regulatory body;

(f)	a modification to the Conditions of the 2022 Notes to provide, in addition to the mandatory redemption provision referred to in paragraph (d) above, an optional redemption right for the 2022 Notes Issuer to redeem all or some only of the 2022 Notes (subject to giving not less than 14 nor more than 60 days’ notice to the 2022 Noteholders) at a Redemption Amount calculated by reference to the Reference Rate (as defined in the 2022 Extraordinary Resolution) plus 0.15 per cent. and where the definition of Reference Rate refers to the 4.00 per cent. Treasury Stock 2022; and

(g)	the making of certain consequential modifications to reflect and give effect to the changes described above.

The amendments and waivers in respect of the 2017 Note Trust Deed and the EMTN Trust Deed insofar as it relates to the 2022 Notes, described in this Solicitation Memorandum are qualified entirely by reference to the Extraordinary Resolutions and the Supplemental Note Trust Deeds. The current drafts of the Supplemental Note Trust Deeds are available for inspection by Noteholders as described under “Appendix 1: Form of Notice of Meeting of 2017 Noteholders – Documents Available for Display” and “Appendix 2: Form of Notice of Meeting of 2022 Noteholders – Documents Available for Display”.

Early Instruction Fee

(a)	If the Extraordinary Resolution in respect of the 2017 Notes is duly passed, the Parent Guarantors shall, within 3 (three) clear Business Days of the Approval Date, pay or cause to be paid to those Noteholders holding 2017 Notes who have submitted (and not subsequently revoked) Electronic Voting Instructions relating to the 2017 Notes for receipt by the Tabulation Agent prior to the Early Instruction Deadline either in favour of, or against, the 2017 Extraordinary Resolution an Early Instruction Fee of £2.50 for each £1,000 principal amount of the outstanding 2017 Notes which are the subject of such Electronic Voting Instructions.

(b)	If the Extraordinary Resolution in respect of the 2022 Notes is duly passed, the Parent Guarantors shall, within 3 (three) clear Business Days of the Approval Date, pay or cause to be paid to those Noteholders holding 2022 Notes who have submitted (and not subsequently revoked) Electronic Voting Instructions relating to the 2022 Notes for receipt by the Tabulation Agent prior to the Early Instruction Deadline either in favour of, or against, the 2022 Extraordinary Resolution an Early Instruction Fee of £2.50 for each £1,000 principal amount of the outstanding 2022 Notes which are the subject of such Electronic Voting Instructions.

With respect to Beneficial Owners holding Notes as, or through, Direct Participants, the relevant Early Instruction Fee shall be paid to the cash account of the relevant Direct Participants held through Euroclear or Clearstream, Luxembourg.

Noteholders who submit Electronic Voting Instructions that are received by the Tabulation Agent after the Early Instruction Deadline or who arrange to be represented and/or to attend and vote at the relevant Meeting other than by way of Electronic Voting Instructions instructing the Principal Paying Agent to appoint the Tabulation Agent or any of its employees nominated by it to act as its proxy at the Meetings will not be eligible to receive an Early Instruction Fee.

Noteholders should note that Electronic Voting Instructions submitted in respect of a Meeting shall remain valid for any such adjourned Meeting (unless revoked prior to the applicable Instruction Deadline).

Those Noteholders who submit Electronic Voting Instructions prior to the Early Instruction Deadline and who revoke any such Electronic Voting Instructions prior to the passing of the relevant Extraordinary Resolution will not be eligible to receive the relevant Early Instruction Fee unless they resubmit each such relevant Electronic Voting Instruction in accordance with the procedures and deadlines set out herein. The last time to revoke Electronic Voting Instructions prior to the Meetings is the Instruction Deadline.

During the period commencing on the Instruction Deadline and ending at the conclusion of the originally scheduled Meetings, Noteholders will not be able to submit Electronic Voting Instructions. If any such Meeting is adjourned, then during the period commencing on the Adjournment Instruction Deadline and ending at the conclusion of the relevant adjourned Meeting, Noteholders will not be able to submit Electronic Voting Instructions.

In respect of any adjourned Meeting, Noteholders who have not already submitted Electronic Voting Instructions prior to the Instruction Deadline may submit Electronic Voting Instructions during the period commencing at the conclusion of the originally scheduled Meetings and ending at the Adjournment Instruction Deadline. However, Noteholders submitting (or revoking) Electronic Voting Instructions after the conclusion of the originally scheduled Meetings, but prior to the Adjournment Instruction Deadline will not be eligible to receive an Early Instruction Fee.

Following the occurrence of the Approval Date, Noteholders will be notified through the Clearing Systems of the date on which the relevant Early Instruction Fee will be paid to those Noteholders who are eligible for such Early Instruction Fee.

CERTAIN CONSIDERATIONS RELATING TO THE CONSENT SOLICITATION AND THE NOTES PROPOSAL

Before making a decision with respect to the Consent Solicitation or the Notes Proposal, Noteholders should carefully consider, in addition to the other information contained in this Solicitation Memorandum, the following:

Procedures for participating in the Consent Solicitation and the Notes Proposal

Noteholders are responsible for complying with all of the procedures for participating in the Consent Solicitation and the Notes Proposal. None of the Issuers, the Guarantors, the Solicitation Agents, the Tabulation Agent or the Trustee assumes any responsibility for informing Noteholders of irregularities with respect to compliance with such procedures.

Noteholders are advised to check with any Clearing System, bank, securities broker or other intermediary through which they hold Notes when such Clearing System or intermediary would need to receive instructions from a Noteholder in order for that Noteholder to be able to participate in, or (in the circumstances in which revocation is permitted) revoke their instruction to participate in, the Consent Solicitation and the Notes Proposal by the deadlines specified in this Solicitation Memorandum.

In relation to the submission or revocation of Electronic Voting Instructions or otherwise making arrangements for the giving of voting instructions, in each case through the Clearing Systems, Noteholders should note the particular practice and policy of the relevant Clearing System, including any earlier deadlines set by such Clearing System.

Early Instruction Fee

Noteholders should note that the Early Instruction Fee is payable only to a Noteholder who has submitted (and not subsequently revoked) a valid Electronic Voting Instruction in respect of the relevant Extraordinary Resolution in accordance with the terms of this Solicitation Memorandum for receipt by the Tabulation Agent by the Early Instruction Deadline (and subject as otherwise set out in this Solicitation Memorandum). Only Direct Participants may submit valid Electronic Voting Instructions for receipt by the Tabulation Agent by the Early Instruction Deadline to be eligible to receive the Early Instruction Fee (subject as otherwise set out in this Solicitation Memorandum), and Noteholders who are not Direct Participants should arrange for the Direct Participant through which they hold their Notes to submit an Electronic Voting Instruction on their behalf through the relevant Clearing System.

No Early Instruction Fee will be paid to (i) any holder of 2017 Notes unless the 2017 Extraordinary Resolution is duly passed or (ii) any holder of 2022 Notes unless the 2022 Extraordinary Resolution is duly passed.

Noteholders who have not submitted or arranged for the submission of an Electronic Voting Instruction as provided above but who wish to attend and vote at the relevant Meeting in person or to make other arrangements to be represented and/or to attend and vote at the relevant Meeting may do so in accordance with the voting procedures set out in “Appendix 1: Form of Notice of Meeting of 2017 Noteholders” or “Appendix 2: Form of Notice of Meeting of 2022 Noteholders”, as applicable. However, such Noteholders will not be eligible to receive any Early Instruction Fee. Only Noteholders who submit, or arrange to have submitted on their behalf, valid Electronic Voting Instructions for receipt by the Tabulation Agent by the Early Instruction Deadline will be eligible to receive the Early Instruction Fee.

Blocking of Notes and restrictions on transfer

When considering whether to participate in the Consent Solicitation or the Notes Proposal, Noteholders should take into account that restrictions on the transfer of the Notes will apply from the time of submission of Electronic Voting Instructions. A Noteholder will, on submitting an Electronic Voting

Instruction, agree that its Notes will be blocked in the relevant account in the relevant Clearing System from the date the relevant Electronic Voting Instruction is submitted until the earlier of (i) the date on which the relevant Electronic Voting Instruction is validly revoked, in the circumstances in which such revocation is permitted (including their automatic revocation on the termination of the Consent Solicitation), in accordance with the terms of the Consent Solicitation and the Notes Proposal and (ii) the conclusion of the relevant Meeting (including any adjourned Meeting).

Amendment of the Consent Solicitation

Subject to applicable law, the Parent Guarantors reserve the right to amend or waive any and all terms and conditions of the Consent Solicitation (including, without limitation, the terms of the payment of the relevant Early Instruction Fee), excluding the terms of either Extraordinary Resolution (which will not be amended), on the terms set out in this Solicitation Memorandum.

No assurance that the Notes Proposal will be implemented

Until an Extraordinary Resolution is passed, no assurance can be given that the Notes Proposal will be implemented in relation to the relevant series of Notes.

All Noteholders are bound by the relevant Extraordinary Resolution

Noteholders should note that if an Extraordinary Resolution is passed it will be binding on all Noteholders of the relevant series of Notes, whether or not they chose to participate in the Consent Solicitation or otherwise vote at the relevant Meeting.

Responsibility to consult advisers

Noteholders should consult their own tax, accounting, financial and legal advisers regarding the suitability to themselves of the tax or accounting consequences of participating in the Consent Solicitation and regarding the impact on them of the implementation of the Notes Proposal.

None of the Issuers, the Guarantors, the Solicitation Agents, the Tabulation Agent, the Trustee or any director, officer, employee, agent or affiliate of any such person is acting for any Noteholder, or will be responsible to any Noteholder for providing any protections which would be afforded to its clients or for providing advice in relation to the Consent Solicitation or the Notes Proposal, and accordingly none of the Issuers, the Guarantors, the Solicitation Agents, the Tabulation Agent, the Trustee or any director, officer, employee, agent or affiliate of any such person, makes any recommendation as to whether or not or how Noteholders should participate in the Consent Solicitation or otherwise participate in the Notes Proposal.

TAXATION

In view of the number of different jurisdictions where tax laws may apply to a Noteholder or to a beneficial owner of Notes, this Solicitation Memorandum does not discuss the tax consequences for Noteholders or such beneficial owners if the Notes Proposal is approved pursuant to this Solicitation Memorandum. Noteholders and such beneficial owners are urged to consult their own professional advisers regarding these possible tax consequences under the laws of the jurisdictions that apply to them if the Notes Proposal is implemented and for the receipt of any Early Instruction Fee (including consequences with regard to income tax, capital gains tax, corporation tax or any other tax). Noteholders and such beneficial owners are liable for their own taxes and have no recourse to the Issuers, the Guarantors, the Trustee, the Solicitation Agents, the Tabulation Agent or the Principal Paying Agent with respect to taxes arising in connection with the Consent Solicitation, the Notes Proposal or both.

PROCEDURES IN CONNECTION WITH THE CONSENT SOLICITATION

(a)	A Direct Participant or Beneficial Owner wishing to participate in the Consent Solicitation must submit, or arrange to have submitted on its behalf, at or before (in respect of the originally scheduled Meetings) the Instruction Deadline or (in respect of any adjourned Meeting) the Adjournment Instruction Deadline, and in any case before the deadlines set by the relevant Clearing System, a duly completed Electronic Voting Instruction to the relevant Clearing System in accordance with the requirements of the relevant Clearing System and in the manner specified herein.

Beneficial Owners should check with the bank, securities broker or any other intermediary through which they hold their Notes whether such intermediary will apply different deadlines for participation to those set out in this Solicitation Memorandum and, if so, should follow those deadlines.

(b)	The submission to the Clearing Systems by or on behalf of a Beneficial Owner or a Direct Participant of a duly completed Electronic Voting Instruction in favour of, or against, the Notes Proposal prior to the Instruction Deadline will be deemed to constitute an instruction by such Beneficial Owner or Direct Participant to the Principal Paying Agent to appoint employees of the Tabulation Agent (nominated by the Tabulation Agent) as proxies to attend, and to cast the votes corresponding to the Notes which are the subject of the Electronic Voting Instruction in accordance therewith at, the relevant Meeting(s).

(c)	Each Direct Participant must submit a separate Electronic Voting Instruction on behalf of each Beneficial Owner wishing to participate in the Consent Solicitation. Each Electronic Voting Instruction must contain:

(i)	the aggregate principal amount of the relevant Notes with respect to which the Beneficial Owner wishes to submit the Electronic Voting Instruction, such amount of Notes, in order to be valid, being in minimum denominations of £50,000 and multiples of £1,000 in excess thereof in respect of the 2017 Notes and in minimum denominations of £100,000 and multiples of £1,000 in excess thereof in respect of the 2022 Notes; and

(ii)	the name of the Direct Participant, the securities account number for Euroclear or Clearstream, Luxembourg in which the relevant Notes are held.

(d)	The submission of Electronic Voting Instructions by a Direct Participant will be deemed to have occurred upon receipt by the Tabulation Agent of a valid Electronic Voting Instruction in favour of, or against, the Notes Proposal in accordance with the requirements of such Clearing System. The receipt of such Electronic Voting Instruction (via the Clearing Systems) will be acknowledged in accordance with the standard practices of such Clearing System and will result in the blocking of Notes in the relevant Clearing System so that no transfers may be effected in relation to such Notes. The Tabulation Agent will, on the Instruction Deadline, notify the Principal Paying Agent of the Electronic Voting Instructions received and the Principal Paying Agent will issue a proxy appointing employees of the Tabulation Agent (nominated by it) as proxies in accordance with paragraph (b) above.

(e)	Beneficial Owners and Direct Participants must take the appropriate steps through the relevant Clearing System to ensure that no transfers are instructed or may be effected in relation to such blocked Notes at any time after the submission of the relevant Electronic Voting Instruction, in accordance with the requirements of the relevant Clearing System and the deadlines required by such Clearing System. By blocking (or arranging the blocking of) its Notes in the relevant Clearing System, each Beneficial Owner and Direct Participant will be deemed to consent to the relevant Clearing System providing details concerning such Beneficial Owner’s and/or Euroclear/Clearstream’s Direct Participant’s identity to the Issuers, the Guarantors, the Trustee, the Solicitation Agents, the Tabulation Agent and their respective legal advisers.

(f)	Direct Participants or Beneficial Owners who have not submitted or arranged for the submission of an Electronic Voting Instruction as provided above but who wish to attend and vote at the Meetings may do so by requesting, or by requesting that the relevant Direct Participant requests, through the Clearing Systems that they be provided with a voting certificate in accordance with the voting procedures set out in “Appendix 1: Form of Notice of Meeting of 2017 Noteholders” or “Appendix 2: Form of Notice of Meeting of 2022 Noteholders”, as applicable. Such Direct Participants or Beneficial Owners will not be eligible to receive an Early Instruction Fee.

(g)	Only Direct Participants may submit Electronic Voting Instructions. If a Beneficial Owner is not a Direct Participant, it must arrange for the Direct Participant through which it holds Notes to submit an Electronic Voting Instruction on its behalf to the relevant Clearing System prior to the applicable deadline specified by the relevant Clearing System.

(h)	Beneficial Owners of Notes that are held in the name of a broker, dealer, bank, trust company or other nominee or custodian should contact such entity sufficiently in advance of (in respect of the originally scheduled Meetings) the Instruction Deadline or (in respect of any adjourned Meeting) the Adjournment Instruction Deadline if they wish to submit Electronic Voting Instructions and procure that the Notes are blocked in accordance with the normal procedures of the relevant Clearing System and the deadlines imposed by such Clearing System.

(i)	Electronic Voting Instructions may be revoked by or on behalf of such Beneficial Owner or Direct Participant prior to (in respect of the originally scheduled Meetings) the Instruction Deadline or (in respect of any adjourned Meeting) the Adjournment Instruction Deadline by submitting an electronic withdrawal instruction to the relevant Clearing System. Noteholders revoking Electronic Voting Instructions (which are not resubmitted in accordance with the procedure and deadline set out herein) will not be paid any Early Instruction Fee for which they were previously eligible.

(j)	By submitting or arranging the submission of a valid Electronic Voting Instruction to the relevant Clearing System in accordance with the standard procedures of the relevant Clearing System, Beneficial Owners and Direct Participants shall be deemed to make the acknowledgements, representations, warranties and undertakings set forth below to the Issuers, the Guarantors, the Solicitation Agents, the Principal Paying Agent and the Tabulation Agent on the Instruction Deadline and/or Adjournment Instruction Deadline (as applicable) and on the date of the Meetings (if the relevant Beneficial Owner or Direct Participant is unable to give such representations, warranties and undertakings, the relevant Beneficial Owner or Direct Participant should contact the Tabulation Agent immediately).

Acknowledgements, Representations, Warranties and Undertakings

Each relevant Beneficial Owner and each relevant Direct Participant (on behalf of the relevant Beneficial Owner) submitting or arranging the submission of Electronic Voting Instructions represents, warrants and undertakes to the Issuers, the Guarantors, the Solicitation Agents, the Principal Paying Agent and the Tabulation Agent that:

(a)	It has received, reviewed and accepts the terms of this Solicitation Memorandum.

(b)	It is assuming all the risks inherent in participating in the Consent Solicitation and has undertaken all the appropriate analyses of the implications of the Consent Solicitation without reliance on the Issuers, the Guarantors, the Solicitation Agents, the Trustee or the Tabulation Agent.

(c)	By blocking or arranging the blocking of Notes in the relevant Clearing System, it will be deemed to consent to the relevant Clearing System providing details concerning its identity to the Issuers, the Guarantors, the Trustee, the Solicitation Agents, the Tabulation Agent and their respective legal advisers.

(d)	It acknowledges that the submission of a valid Electronic Voting Instruction in favour of, or against, the Notes Proposal to the relevant Clearing System in accordance with the standard procedures of the relevant Clearing System, constitutes its written consent to, or written objection against, as the case may be, the Notes Proposal and instruction to the Principal Paying Agent to appoint employees of the Tabulation Agent (as the Tabulation Agent shall determine) as proxies to attend, and to cast the votes corresponding to the Notes which are the subject of the Electronic Voting Instructions in favour of, or against, as the case may be, the relevant Extraordinary Resolution at the relevant Meeting(s).

(e)	It agrees to ratify and confirm each and every act or thing that may be done or effected by the Issuers, the Guarantors, any of their respective directors or any person nominated by the Issuers or the Guarantors in the proper exercise of his or her powers and/or authority hereunder.

(f)	It agrees to do all such acts and things as shall be necessary and execute any additional documents deemed by the Issuers or the Guarantors to be desirable, in each case to perfect any of the authorities expressed to be given hereunder.

(g)	All authority conferred or agreed to be conferred pursuant to its representations, warranties and undertakings and all of its obligations shall be binding upon its successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives and shall not be affected by, and shall survive, its death or incapacity.

(h)	It will, upon request, execute and deliver any additional documents and/or do such other things deemed by the Issuers or the Guarantors to be necessary or desirable to effect submission of the Electronic Voting Instructions related to such Notes or to evidence such power and authority.

(i)	It holds the Notes referenced in the relevant Electronic Voting Instructions and will hold them until:

(i)	if it is not entitled to an Early Instruction Fee, the conclusion of the relevant Meeting or any adjourned such Meeting or

(ii)	if it is entitled to an Early Instruction Fee, the earlier of (i) the payment of the relevant Early Instruction Fee or (ii) the day which is 5 (five) Business Days after the Approval Date,

unless the relevant Electronic Voting Instruction has been validly withdrawn in the manner set out below in which case it will hold the Notes until at least the date of receipt by the Tabulation Agent via the relevant Clearing System of a valid electronic withdrawal instruction. It further hereby represents, warrants and undertakes that, in accordance with the procedures of Euroclear or Clearstream, Luxembourg, as the case may be, and by the deadline required by Euroclear or Clearstream, Luxembourg it has irrevocably instructed Euroclear or Clearstream, Luxembourg, as the case may be, to block such Notes with effect on and from the date hereof so that no transfers of such Notes may be effected.

(j)	It is not a person from whom it is unlawful to seek approval of the Notes Proposal.

(k)	The terms and conditions of the Consent Solicitation shall be deemed to be incorporated in, and form a part of, the Electronic Voting Instruction which shall be read and construed accordingly and that the information given by or on behalf of the relevant Beneficial Owner or Direct Participant in the Electronic Voting Instruction is true and will be true in all respects at the time of the relevant Meeting.

Responsibility for Submission of Electronic Voting Instructions

(a)	None of the Issuers, the Guarantors, the Solicitation Agents, the Trustee, the Principal Paying Agent or the Tabulation Agent will be responsible for the communication of voting instructions by:

•	Beneficial Owners to the Direct Participant through which they hold Notes;

•	the Direct Participant to the relevant Clearing System; or

•	the Clearing Systems.

(b)	If a Beneficial Owner holds its Notes through a Direct Participant, such Beneficial Owner should contact that Direct Participant to discuss the manner in which submission of the Electronic Voting Instruction may be made on its behalf.

(c)	In the event that the Direct Participant through which a Beneficial Owner holds its Notes is unable to submit an Electronic Voting Instruction on its behalf, such Beneficial Owner should telephone the Solicitation Agents or the Tabulation Agent for assistance.

(d)	Direct Participants and Beneficial Owners are solely responsible for arranging the timely submission of their Electronic Voting Instructions.

(e)	If a Beneficial Owner holds its Notes through a Direct Participant, such Beneficial Owner should consult with that Direct Participant as to whether it will charge any service fees in connection with the participation in the Consent Solicitation.

Revocation Rights

(a)	Electronic Voting Instructions may be revoked by Noteholders prior to (in relation to the originally scheduled Meetings) the Instruction Deadline or (in relation to any adjourned Meeting) the Adjournment Instruction Deadline by submitting an electronic withdrawal instruction to the relevant Clearing System. Noteholders who submit their Electronic Voting Instructions, but revoke their Electronic Voting Instructions, and do not resubmit such Electronic Voting Instructions in accordance with the procedures and deadlines set out herein before the Early Instruction Deadline will not receive any Early Instruction Fee for which they were eligible.

(b)	Beneficial Owners are advised to check with the bank, securities broker or any other intermediary through which they hold their Notes whether such intermediary would require receiving instructions to participate in, or withdraw their instruction to participate in, the Consent Solicitation prior to the deadlines set out in this Solicitation Memorandum.

(c)	If, for any reason, acceptance of consents is delayed or the Parent Guarantors are unable to accept the consents then, without prejudice to the Parent Guarantors’ rights set out in this Solicitation Memorandum, but subject to applicable law, the deposited Notes may be retained by the Tabulation Agent on behalf of the Parent Guarantors, and the related consents may not be validly revoked.

Determination of Validly and Irregularities

All questions as to the validity, form and eligibility (including the time of receipt) of any Electronic Voting Instruction or revocation or revision thereof or submission of Electronic Voting Instructions will be determined by the Parent Guarantors in their sole discretion, which determination will be final and binding. The Parent Guarantors reserve the absolute right to reject any and all Electronic Voting Instructions not in a form which is, in the opinion of the Parent Guarantors, lawful. None of the Issuers, the Guarantors, the Solicitation Agents, the Trustee, the Principal Paying Agent or the Tabulation Agent shall be under any duty to give notice to Noteholders, Direct Participants or Beneficial Owners of any defects or irregularities in Electronic Voting Instructions or incur any liability for failure to give any such notification.

Withdrawal of Notes Proposal

The Parent Guarantors may withdraw the Notes Proposal at any time before the Meetings (or, if a Meeting is adjourned, such adjourned Meeting). In the event that the Notes Proposal is withdrawn, the Meetings (or, if a Meeting is adjourned, such adjourned Meeting) will still be held. However, in such circumstances, the Parent Guarantors will not be obliged to pay or cause to be paid any Early Instruction Fee, whether or not any Extraordinary Resolution is passed. If passed in such circumstances, the Issuers and Guarantors will not execute the Supplemental Note Trust Deeds implementing the Extraordinary Resolutions. The Parent Guarantors will notify Noteholders, in accordance with the Conditions, of any such withdrawal of the Notes Proposal.

Amendment

(a)	Subject to applicable law and as provided herein, the Parent Guarantors may, in their sole discretion, amend the terms of the Consent Solicitation (including, without limitation, the terms of the payment of the relevant Early Instruction Fee), excluding the terms of either Extraordinary Resolution (which will not be amended) at any time up to the date falling 2 Business Days prior to the Instruction Deadline. Notice will be given to Noteholders by the Tabulation Agent (on behalf of the Parent Guarantors) if the terms of the Consent Solicitation are amended. However, the Consent Solicitation shall not be extended to a date which would result in payment to Noteholders of the relevant Early Instruction Fee on a date which exceeds 60 calendar days from the date of this Solicitation Memorandum.

(b)	Unless revoked in accordance with the terms of the Consent Solicitation, any Electronic Voting Instruction submitted before the Consent Solicitation is amended will be valid and binding in respect of any such amended Consent Solicitation.

Participation by the Solicitation Agents

Each of the Solicitation Agents may submit Electronic Voting Instructions for its own account and on behalf of other Noteholders.

Governing Law

The terms of the Consent Solicitation and all non-contractual obligations arising out of or in connection with it, including without limitation each Electronic Voting Instruction, shall be governed by and construed in accordance with English law. By submitting an Electronic Voting Instruction a Noteholder or Direct Participant irrevocably and unconditionally agrees for the benefit of the Issuers, the Guarantors, the Solicitation Agents, the Principal Paying Agent and the Tabulation Agent that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Consent Solicitation or any of the documents referred to above and that, accordingly, any suit, action or proceedings arising out of or in connection with the foregoing may be brought in such courts.

Miscellaneous

Noteholders who need assistance with respect to the procedures for participating in the Consent Solicitation should contact the Tabulation Agent, the contact details for whom appear on the front and back covers of this Solicitation Memorandum.

APPENDIX 1: FORM OF NOTICE OF MEETING OF 2017 NOTEHOLDERS

THIS NOTICE IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in doubt about any aspect of this proposal and/or the action you should take, you should consult immediately your stockbroker, bank manager, solicitor, accountant or other professional adviser authorised under the Financial Services and Markets Act 2000 (if you are in the United Kingdom) or from another appropriately authorised independent financial adviser.

WESTFIELD HOLDINGS LIMITED

(ABN 66 001 671 496, a company incorporated with limited liability in Australia)

(“WHL”)

WESTFIELD MANAGEMENT LIMITED

(ABN 41 001 670 579, a company incorporated with limited liability in Australia,

in its capacity as responsible entity and trustee of WESTFIELD TRUST, ARSN 090 849 746)

(“WML”)

WESTFIELD AMERICA MANAGEMENT LIMITED

(ABN 66 072 780 619, a company incorporated with limited liability in Australia,

in its capacity as responsible entity and trustee of WESTFIELD AMERICA TRUST, ARSN 092 058 449)

(“WAML”)

(WHL, WML and WAML together, the “Parent Guarantors” and each a “Parent Guarantor”)

NOTICE OF MEETING

of the holders of the outstanding

£600,000,000 Guaranteed 5.500% Notes due 2017

(ISIN: XS0222107186)

(the “Noteholders” and the “Notes”, respectively)

issued by

WT Finance (Aust) Pty Limited, WEA Finance LLC and Westfield Europe Finance PLC

(together, the “Issuers”)

and guaranteed by

the Parent Guarantors, Westfield Finance (Aust) Limited, Westfield Capital Corporation Pty Limited (formerly

Westfield Capital Corporation Limited), WCI Finance LLC, WT Finance (NZ)

Limited, Westfield Trust (NZ) Limited, Westfield Finance (NZ) Limited and WFA Finance (Aust) Pty Limited

(together, the “Guarantors”)

Unless the context otherwise requires, capitalised terms used in this notice shall bear the meanings given to them in the Solicitation Memorandum (as defined below).

NOTICE IS HEREBY GIVEN that, pursuant to the provisions of Schedule 6 to the trust deed dated 27 June 2005 (the “Note Trust Deed”) constituting the Notes and made between the Issuers, the Guarantors, and Deutsche Trustee Company Limited as trustee for the Noteholders, a meeting of Noteholders will be held at the offices of Freshfields Bruckhaus Deringer LLP, 65 Fleet Street, London EC4Y 1HS, United Kingdom on 25 March 2014 at 10:00 am (London time) for the purpose of considering and, if thought fit, passing the following resolution which will be proposed as an extraordinary resolution in accordance with the provisions of the Note Trust Deed.

EXTRAORDINARY RESOLUTION IN RELATION TO THE NOTES

(the “Extraordinary Resolution”)

“THAT this meeting (the “Meeting”) of the holders (the “Noteholders”) of the outstanding £600,000,000 Guaranteed 5.500% Notes due 2017 (the “Notes”) issued by WT Finance (Aust) Pty Limited (“WT Finance”), WEA Finance LLC (“WEA Finance”) and Westfield Europe Finance PLC (“Westfield Europe”, and together with WT Finance and WEA Finance, the “Issuers”) and guaranteed by Westfield Holdings Limited (“WHL”), Westfield Management Limited, in its capacity as responsible entity and trustee of Westfield Trust (“WML”), Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust (“WAML”, and together with WHL and WML, the “Parent Guarantors”), Westfield Finance (Aust) Limited (“WFAL”), Westfield Capital Corporation Pty Limited (formerly Westfield Capital Corporation Limited) (“WCCL”), WCI Finance LLC (“WCIF”), WT Finance (NZ) Limited (“WT Finance NZ”), Westfield Trust (NZ) Limited (“WTNZ”), Westfield Finance (NZ) Limited (“WFNZ”), and WFA Finance (Aust) Pty Limited (“WFAF”, and together with WFAL, WCCL, WCIF, WT Finance NZ, WTNZ and WFNZ, the “Subsidiary Guarantors”, and the Subsidiary Guarantors and the Parent Guarantors together, the “Guarantors”) constituted by a trust deed dated 27 June 2005 (the “Note Trust Deed”) between WT Finance, WEA Finance, Westfield Europe, WHL, WML, WAML, WFAL, WCCL, WCIF, WT Finance NZ, WTNZ, WFNZ, WFAF and Deutsche Trustee Company Limited as trustee for the Noteholders (the “Trustee”) HEREBY:

(a)	assents to, and authorises, directs, requests and empowers the Trustee to assent to, the following modification of the Note Trust Deed, including the terms and conditions of the Notes as set out in Schedule 3 to the Note Trust Deed:

a modification of Condition 6 to delete and replace Condition 6(c) with the following:

“(c)	Early Redemption at Issuers’ Option and Mandatory Redemption on or after the Restructure Effective Date:

The Issuers:

(i)	may at any time, having given not less than 14 days’ notice nor more than 60 days’ notice to the Noteholders in accordance with Condition 17 (which notice shall be irrevocable) redeem all or, from time to time, some only of the Notes at the Redemption Amount together with accrued, and unpaid, interest up to (but excluding) the date of redemption; and

(ii)	shall, if the Restructure Effective Date occurs, as soon as practicable after the Restructure Effective Date, having given not less than 14 days’ notice nor more than 60 days’ notice to the Noteholders in accordance with Condition 17 (which notice shall be irrevocable), redeem all, but not some only, of the Notes at the Redemption Amount together with accrued, and unpaid, interest up to (but excluding) the date of redemption.

In connection with any redemption of some only of the Notes pursuant to paragraph (i) above:

(i)	the Notes to be redeemed shall be in an aggregate amount for all Notes redeemed of an outstanding principal amount of at least £50,000,000 and in an integral multiple of £10,000,000; and

(ii)	the Notes to be redeemed shall be selected by lot in such place as the Trustee may approve and in such manner as the Trustee deems fair; and

(iii)

a list of Notes selected for redemption will be published in accordance with Condition 17 not less than 14 days nor more than 60 days before the date fixed for redemption, together with a list of those Notes (if any) previously called for redemption but which remain to be surrendered for redemption and stating the principal amount of Notes that will remain outstanding after such redemption;

provided that for so long as all of the Notes are represented by one or more Global Notes, no drawing of Notes will be required and Notes to be redeemed shall be selected in accordance with the rules and procedures of Euroclear and/or Clearstream, Luxembourg.

In this Condition 6(c):

“Proposed Restructuring” means the proposed restructuring of Westfield Group by demerging Westfield Group’s Australian and New Zealand business from Westfield Group’s international business and the proposed merger of Westfield Group’s Australian and New Zealand business with Westfield Retail Trust to create two new entities listed on the Australian Securities Exchange to be known as:

(i)	Westfield Corporation – comprising Westfield Group’s international business; and

(ii)	Scentre Group – comprising the merged Australian and New Zealand business of Westfield Group with Westfield Retail Trust,

as more fully described in the Solicitation Memorandum prepared by the Parent Guarantors dated 24 February 2014.”

“Restructure Effective Date” means the date the Supreme Court of New South Wales approves the scheme of arrangement of Westfield Holdings Limited in connection with the Proposed Restructuring.

“Redemption Amount” means, in respect of each Note a price equal to:

(i)	its principal amount, or, if higher,

(ii)	that price (as reported in writing to the relevant Issuer and the Trustee by a financial adviser selected by the relevant Issuer and approved by the Trustee in writing and calculated in accordance with prevailing market practice in the reasonable opinion of such financial adviser) at which the Gross Redemption Yield on the Notes, if they were to be purchased at such price on the Relevant Record Date, is equal to the Reference Rate on that date prevailing at 10.00am (London time) on the Relevant Record Date plus 0.15 per cent.

“Reference Rate” means the Gross Redemption Yield on the 1.75 per cent. Treasury Stock 2017 while it is in issue, and thereafter such other United Kingdom Government Stock as reported in writing to the relevant Issuer and the Trustee by a financial adviser selected by the relevant Issuer and approved by the Trustee in writing, with the advice of three brokers and/or gilt edged market makers and/or such other persons operating in the gilt-edged market as the Trustee may approve.

“Relevant Record Date” means the third business day in London prior to the due date of redemption.

“Gross Redemption Yield” means the mid yield calculated on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for calculating Gilt Prices from Yields” page 5, Section One: Price/Yield Formulae “Conventional Gilts; Double-dated and undated Gilts with Assumed (or Actual) Redemption on a Quasi-Coupon Date” (published 8/6/1998 and last updated on 16/3/05) (as supplemented, amended or replaced from time to time).

“Westfield Group” means Westfield Holdings Limited, Westfield Trust, Westfield America Trust and each of their controlled entities.

“Westfield Retail Trust” means Westfield Retail Trust 1 (ARSN 146 934 536), Westfield Retail Trust 2 (ARSN 146 934 652) and each of their controlled entities.”

(b)	waives, and authorises, directs, requests and empowers, the Trustee to waive, any Event of Default or Potential Event of Default that might result, directly or indirectly, from the implementation or consummation of the Proposed Restructuring (as defined in the Solicitation Memorandum) or any action taken in connection with the Proposed Restructuring, including but not limited to action seeking approval for the Proposed Restructuring from any court or regulatory body (for the avoidance of doubt, this waiver shall not include any Event of Default or Potential Event of Default that might result from a failure, on or after the Restructure Effective Date, to effect the redemption provided for in the new Condition 6(c) set out in paragraph (a) above);

(c)	authorises, directs, requests and empowers the Trustee to concur in and execute the Supplemental Note Trust Deed (as defined in the Solicitation Memorandum prepared by the Parent Guarantors dated 24 February 2014 (the “Solicitation Memorandum”)), in the form produced to the Meeting with such modifications (if any) thereto as the Trustee shall request or approve, in order to effect the modifications set out in paragraph (a) above and in order to give effect to the Notes Proposal (as defined in the Solicitation Memorandum), and to concur in and to execute and do, all such other deeds, instruments, acts and things and to take steps as may be necessary or desirable in the Trustee’s sole discretion to carry out and give effect to the Notes Proposal and this Extraordinary Resolution;

(d)	sanctions and assents to every abrogation, amendment, modification, compromise or arrangement in respect of the rights of the Noteholders against the Issuers and Guarantors or against any of their property whether such rights shall arise under the Note Trust Deed or otherwise in or resulting from the modifications referred to in paragraph (a) above and this Extraordinary Resolution;

(e)	agrees and acknowledges that the Trustee shall have no liability for acting on this Extraordinary Resolution even though it may be subsequently found that there is a defect in the passing of this Extraordinary Resolution or that for any reason this Extraordinary Resolution is not valid or binding on each Noteholder; and

(f)	holds harmless, indemnifies and discharges and exonerates the Trustee from any and all liability which it may incur or may have become responsible to the Noteholders under the Note Trust Deed, the Notes or the Conditions thereof relating to or resulting from any act or omission in connection with this Extraordinary Resolution, the modifications referred to in paragraph (a) and their implementation.”

In accordance with normal practice, the Trustee expresses no opinion on the merits of the Extraordinary Resolution or the Notes Proposal. The Trustee has not been involved in the formulation of the Notes Proposal and recommends that Noteholders who are unsure of the consequences of the Extraordinary Resolution should seek their own independent financial and legal advice, including as to the tax consequences. The Trustee makes no representation that all relevant information has been disclosed to Noteholders in this Notice of Meeting or the Solicitation Memorandum and is not responsible for the accuracy, validity or correctness of the statements made, or documents referred to, in this Notice of Meeting and the Solicitation Memorandum.

NOTES IN RELATION TO THE NOTICE OF MEETING

Background to the Notice of Meeting

The Solicitation Memorandum prepared by the Parent Guarantors dated 24 February 2014 (the “Solicitation Memorandum”), a copy of which is available for viewing by the Noteholders as indicated below, explains the background to and reasons for, gives details of, and invites Noteholders to approve, the Notes Proposal (as defined therein). Noteholders are urged to read the Solicitation Memorandum.

Early Instruction Fee

As described in the Solicitation Memorandum, if the Extraordinary Resolution is duly passed, the Parent Guarantors shall, within 3 (three) clear Business Days of the Approval Date, pay or cause to be paid to those Noteholders who have submitted (and not subsequently revoked) Electronic Voting Instructions relating to the Notes for receipt by the Tabulation Agent prior to the Early Instruction Deadline either in favour of, or against, the Extraordinary Resolution an Early Instruction Fee as separately described and in the amount set out, in the Solicitation Memorandum.

Noteholders who submit Electronic Voting Instructions that are received by the Tabulation Agent after the Early Instruction Deadline or who arrange to be represented and/or to attend and vote at the Meeting other than by way of Electronic Voting Instructions instructing the Principal Paying Agent to appoint the Tabulation Agent or any of its employees nominated by it to act as its proxy at the meeting will not be eligible to receive an Early Instruction Fee. The Early Instruction Fee may be amended as set out in the Solicitation Memorandum. The Early Instruction Fee does not form part of the terms of the Extraordinary Resolutions.

Electronic Voting Instructions may be revoked prior to 10:00 am (London time) on 21 March 2014 with respect to the Notes.

Any Beneficial Owner who is not a Direct Participant should arrange for the Direct Participant through which it holds its Notes to submit an Electronic Voting Instruction on its behalf to, and through, and in accordance with and within the time limits specified by, the relevant Clearing System for receipt by the Tabulation Agent prior to the relevant deadline set out in the Solicitation Memorandum.

Documents Available for Display

Noteholders may, at any time during normal business hours on any weekday (Saturdays, Sundays and bank and other public holidays excepted) prior to and including the date of the Meeting (and, if applicable, any adjourned Meeting), inspect copies of the following documents at the specified office of the Tabulation Agent and the Principal Paying Agent set out below, and, from the time 15 minutes prior to and during the Meetings at the offices of Freshfields Bruckhaus Deringer LLP, 65 Fleet Street, London EC4Y 1HS, United Kingdom:

•	the Trust Deed dated 27 June 2005 constituting the Notes;

•	the Paying Agency Agreement dated 27 June 2005 relating to the Notes;

•	a draft (subject to modification) of the Supplemental Note Trust Deed; and

•	a copy of the offering circular dated 21 June 2005 in respect of the initial offering and the listing of the Notes.

Copies of the Solicitation Memorandum are available for collection by Noteholders at the specified office of the Tabulation Agent.

General

The attention of Noteholders is particularly drawn to the quorum required for the Meeting and any adjourned Meeting which is set out in “Voting” and “Quorum and Adjournment” below.

Voting

The relevant provisions governing the convening and holding of the Meeting are set out in Schedule 6 to the Note Trust Deed, a copy of which is available for inspection as referred to above.

IMPORTANT: The Notes are currently represented by a Global Note (the “Global Note”), which is held by a common depositary for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) (together, the “Clearing Systems” and each a “Clearing System”) (the “Holder”). Only persons shown in the records of a Clearing System as a holder of the Notes (“Direct Participants” and each a “Direct Participant”) may submit Electronic Voting Instructions or request a voting certificate or otherwise give voting instructions in accordance with the procedures described below. Each person (a “Beneficial Owner”) who is the beneficial owner of Notes held, directly or indirectly, in an account in the name of a Direct Participant acting on such beneficial owner’s behalf will not be a Noteholder for the purposes of this Notice. Accordingly, if they have not already done so, Beneficial Owners should arrange for the Direct Participant through which they hold their Notes to make arrangements on their behalf for the submission of an Electronic Voting Instruction to the relevant Clearing System or the issue of a voting certificate or to otherwise give voting instructions.

(a)	A Noteholder wishing to attend and vote at the Meeting and any adjourned Meeting in person must produce at such Meeting a valid voting certificate or certificates issued by a Paying Agent in respect of the Notes.

(b)	A Noteholder not wishing to attend and vote at the Meeting and any adjourned Meeting in person may either deliver the voting certificate(s) to the person whom it wishes to attend on its behalf or submit a voting instruction (in the form of an electronic voting instruction (an “Electronic Voting Instruction”, as defined and more fully described in the Solicitation Memorandum)) instructing the Principal Paying Agent to appoint employees of the Tabulation Agent as proxies to attend and vote at such Meeting in accordance with such Noteholder’s instructions.

(c)	Direct Participants must request the relevant Clearing System to block the Notes in the relevant Direct Participant’s account and to hold the same to the order or under the control of the Principal Paying Agent not later than 48 hours before the time fixed for the relevant Meeting and within the relevant time limit specified by the relevant Clearing System (who may set a significantly earlier deadline) in order to request voting certificates or give voting instructions.

(d)	Any Note(s) so held and blocked for either of these purposes will not be released to the Direct Participant by the relevant Clearing System until the earlier of (i) the date on which the relevant Electronic Voting Instruction is validly revoked, in the circumstances in which such revocation is permitted (including their automatic revocation on the termination of the Consent Solicitation), in accordance with the terms of the Consent Solicitation and the Notes Proposal and (ii) the conclusion of the Meeting (including any adjourned Meeting).

(e)	Electronic Voting Instructions may not be revoked or amended during the period starting 48 hours before the time fixed for the Meeting (or any adjourned Meeting) and ending at the conclusion of such Meeting.

(f)	The holder of a voting certificate attending a Meeting in person must bring with him evidence of his identity (for example, a passport).

(g)	For the purposes of this Notice of Meeting (i) “24 hours” shall mean a period of 24 hours including all or part of a day upon which banks are open for business in London (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid and (ii) “48 hours” shall mean a period of 48 hours including all or part of two days upon which banks are open for business in London (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business as aforesaid.

Quorum and Adjournment

The quorum required at the Meeting is one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two-thirds in principal amount of the Notes for the time being outstanding. No business (other than the choosing of a chairman) shall be transacted unless the requisite quorum is present at the commencement of business.

If within fifteen minutes (or such longer period not exceeding 30 minutes as the chairman may decide) after the time appointed for the Meeting, a quorum is not present, the Meeting shall stand adjourned for such period, not being less than 14 days nor more than 42 days, and to such place as the chairman determines (with the approval of the Trustee). At least 10 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) of such adjourned Meeting must be given in the same manner as the originally scheduled Meeting and such notice shall state the quorum required at such adjourned Meeting. The quorum for any adjourned Meeting shall be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-quarter in principal amount of the Notes for the time being outstanding.

Voting certificates issued and Electronic Voting Instructions submitted by the Noteholder in respect of the Meeting (unless revoked no less than 48 hours before the time appointed for the Meeting) shall remain valid for any adjourned Meeting.

Voting

Every question submitted to the Meeting shall be decided in the first instance by a show of hands and, in case of equality of votes, the chairman shall both in a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy.

Unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, any Issuer, any Guarantor, the Trustee or any person present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-fiftieth in principal amount of the Notes for the time being outstanding, a declaration by the chairman that a resolution has been carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour or against such resolution.

At the Meeting (i) on a show of hands, every person who is present in person and produces a relevant Note or voting certificate or is a proxy shall have one vote and (ii) on a poll, every person who is so present shall have one vote in respect of each £1,000 in principal amount of Notes so produced or in respect of which he or she is a proxy.

Extraordinary Resolutions

To be passed, the Extraordinary Resolution requires a majority in favour consisting of not less than 75 per cent. of the votes cast in respect of the Extraordinary Resolution at a duly convened and quorate meeting. If passed, the Extraordinary Resolution will be binding upon all Noteholders, whether or not present at the Meeting and whether or not voting.

Notice of Results

Notice of the result of the voting on the Extraordinary Resolution shall be given to the Noteholders and the Principal Paying Agent by the Issuers on behalf of the Parent Guarantors within 14 days of such result being known.

Governing Law

This notice, and any non-contractual obligations arising out of or in connection with it, shall be governed by, and shall be construed in accordance with, English law.

Clearing Systems

Holders of Notes which are held by Clearstream, Luxembourg or Euroclear should contact the relevant corporate action departments within the Clearing Systems for further information in respect of their respective procedures for voting. Beneficial Owners should check with the bank, securities broker or any other intermediary through which they hold their Notes whether such intermediary will apply different deadlines for participation to those set out in the Solicitation Memorandum and, if so, should follow those deadlines.

THE PARENT GUARANTORS

Westfield Holdings Limited Level 30, 85 Castlereagh Street Sydney New South Wales 2000 Australia	Westfield Management Limited, in its capacity as responsible entity and trustee of Westfield Trust Level 30, 85 Castlereagh Street Sydney New South Wales 2000 Australia	Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust Level 30, 85 Castlereagh Street Sydney New South Wales 2000 Australia

SOLICITATION AGENTS

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

United Kingdom

Attn: The Liability Management Desk

telephone: +44 (0) 20 7883 8763

email: liability.management@credit-suisse.com

The Royal Bank of Scotland plc

135 Bishopsgate

London EC2M 3UR

United Kingdom

Attn: Liability Management Group

telephone: +44 (0) 20 7085 5991

email: liabilitymanagement@rbs.com

TABULATION AGENT

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Attn: Debt and Agency Services

telephone: +44 20 7547 5000

email: xchange.offer@db.com

This notice is given by:

Westfield Holdings Limited

Westfield Management Limited, in its capacity as responsible entity and trustee of Westfield Trust

Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust

24 February 2014

APPENDIX 2: FORM OF NOTICE OF MEETING OF 2022 NOTEHOLDERS

THIS NOTICE IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in doubt about any aspect of this proposal and/or the action you should take, you should consult immediately your stockbroker, bank manager, solicitor, accountant or other professional adviser authorised under the Financial Services and Markets Act 2000 (if you are in the United Kingdom) or from another appropriately authorised independent financial adviser.

WESTFIELD HOLDINGS LIMITED

(ABN 66 001 671 496, a company incorporated with limited liability in Australia)

(“WHL”)

WESTFIELD MANAGEMENT LIMITED

(ABN 41 001 670 579, a company incorporated with limited liability in Australia,

in its capacity as responsible entity and trustee of WESTFIELD TRUST, ARSN 090 849 746)

(“WML”)

WESTFIELD AMERICA MANAGEMENT LIMITED

(ABN 66 072 780 619, a company incorporated with limited liability in Australia,

in its capacity as responsible entity and trustee of WESTFIELD AMERICA TRUST, ARSN 092 058 449)

(“WAML”)

(WHL, WML and WAML together, the “Parent Guarantors” and each a “Parent Guarantor”)

NOTICE OF MEETING

of the holders of the outstanding

£450,000,000 Guaranteed 4.25% Notes due 2022

(ISIN: XS0803261576)

(the “Noteholders” and the “Notes”, respectively)

issued by

Westfield UK & Europe Finance PLC

(the “Issuer”)

and guaranteed by

the Parent Guarantors and WT Finance (Aust) Pty Limited, WEA Finance LLC, Westfield Finance (Aust) Limited,

WFA Finance (Aust) Pty Limited, WT Finance (NZ) Limited and Westfield Finance (NZ) Limited

(together, the “Guarantors”)

Unless the context otherwise requires, capitalised terms used in this notice shall bear the meanings given to them in the Solicitation Memorandum (as defined below).

NOTICE IS HEREBY GIVEN that, pursuant to the provisions of Schedule 5 to the trust deed dated 13 December 2007 as supplemented by the First Supplemental Trust Deed dated 12 June 2009, the Second Supplemental Trust Deed dated 12 May 2010, and the Third Supplemental Trust Deed dated 27 June 2012 (the “Note Trust Deed”) constituting the Notes and made between, among others, the Issuer, the Guarantors and Deutsche Trustee Company Limited as trustee for the Noteholders, a meeting of the Noteholders will be held at the offices of Freshfields Bruckhaus Deringer LLP, 65 Fleet Street, London EC4Y 1HS, United Kingdom on 25 March 2014 at 10:15 am (London time) (or, if later, as soon thereafter as the meeting convened at the same place and on the same date, in respect of the £600,000,000 Guaranteed 5.500% Notes due 2017 issued by WT Finance (Aust) Pty Limited, WEA Finance LLC and Westfield Europe Finance PLC and guaranteed by the Parent Guarantors and certain of their respective subsidiaries, has been concluded or adjourned) for the purpose of considering and, if thought fit, passing the following resolution which will be proposed as an extraordinary resolution in accordance with the provisions of the Note Trust Deed.

EXTRAORDINARY RESOLUTION IN RELATION TO THE NOTES

(the “Extraordinary Resolution”)

“THAT this meeting (the “Meeting”) of the holders (the “Noteholders”) of the outstanding £450,000,000 Guaranteed 4.25% Notes due 2022 (the “Notes”) issued by Westfield UK & Europe Finance PLC (the “Issuer”) and guaranteed by Westfield Holdings Limited (“WHL”), Westfield Management Limited, in its capacity as responsible entity and trustee of Westfield Trust (“WML”), Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust (“WAML”, and together with WHL and WML, the “Parent Guarantors”), WT Finance (Aust) Pty Limited (“WT Finance”), WEA Finance LLC (“WEA Finance”), Westfield Finance (Aust) Limited (“WFAL”), WFA Finance (Aust) Pty Limited (“WFAF”), WT Finance (NZ) Limited (“WT Finance NZ”), and Westfield Finance (NZ) Limited (“WFNZ”, and together with WT Finance, WEA Finance, WFAL, WFAF and WT Finance NZ, the “Subsidiary Guarantors”, and the Subsidiary Guarantors and the Parent Guarantors together, the “Guarantors”), constituted by a trust deed dated 13 December 2007 as supplemented by the First Supplemental Trust Deed dated 12 June 2009, the Second Supplemental Trust Deed dated 12 May 2010, and the Third Supplemental Trust Deed dated 27 June 2012 (the “Note Trust Deed”) between, among others, the Issuer, the Parent Guarantors, the Subsidiary Guarantors and Deutsche Trustee Company Limited as trustee for the Noteholders (the “Trustee”) HEREBY:

(a)	assents to, and authorises, directs, requests and empowers the Trustee to assent to, the following modification of the terms and conditions of the Notes as set out in Schedule 3 to the Note Trust Deed, as supplemented, replaced and modified by the Final Terms dated 10 July 2012:

a modification of Condition 8 to insert the following new Condition 8.11 at the end thereof:

“8.11	Early Redemption at Issuer’s Option and Mandatory Redemption on or after the Restructure Effective Date

The Issuer:

(a)	may at any time, having given not less than 14 days’ notice nor more than 60 days’ notice to the Noteholders in accordance with Condition 16 (which notice shall be irrevocable) redeem all or, from time to time, some only of the Notes at the Redemption Amount together with accrued, and unpaid, interest up to (but excluding) the date of redemption; and

(b)	shall, if the Restructure Effective Date occurs, as soon as practicable after the Restructure Effective Date, having given not less than 14 days’ notice nor more than 60 days’ notice to the Noteholders in accordance with Condition 16 (which notice shall be irrevocable) redeem all, but not some only, of the Notes at the Redemption Amount together with accrued, and unpaid, interest up to (but excluding) the date of redemption.

Notwithstanding the provisions of Condition 16, until such time as any definitive Notes are issued and for so long as all of the Notes are represented by one or more Global Notes held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, there shall be no requirement for the Issuer to give notice of a redemption of Notes under this Condition 8.11 to the Noteholders by publication in a leading English language daily newspaper of general circulation in London, and delivery of any such notice to Euroclear and/or Clearstream, Luxembourg for communication by them to the Noteholders shall be deemed to have been given to the Noteholders on the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg.

In connection with any redemption of some only of the Notes pursuant to paragraph (a) above:

(a)	the Notes to be redeemed shall be in an aggregate amount for all Notes redeemed of an outstanding principal amount of at least £50,000,000 and in an integral multiple of £10,000,000; and

(b)	the Notes to be redeemed shall be selected by lot in such place as the Trustee may approve and in such manner as the Trustee deems fair; and

(c)	a list of Notes selected for redemption will be published in accordance with Condition 16 not less than 14 days nor more than 60 days before the date fixed for redemption, together with a list of those Notes (if any) previously called for redemption but which remain to be surrendered for redemption and stating the principal amount of Notes that will remain outstanding after such redemption;

provided that for so long as all of the Notes are represented by one or more Global Notes, no drawing of Notes will be required and Notes to be redeemed shall be selected in accordance with the rules and procedures of Euroclear and/or Clearstream, Luxembourg.

In this Condition 8.11:

Proposed Restructuring means the proposed restructuring of Westfield Group by demerging Westfield Group’s Australian and New Zealand business from Westfield Group’s international business and the proposed merger of Westfield Group’s Australian and New Zealand business with Westfield Retail Trust to create two new entities listed on the Australian Securities Exchange to be known as:

(a)	Westfield Corporation – comprising Westfield Group’s international business; and

(b)	Scentre Group – comprising the merged Australian and New Zealand business of Westfield Group with Westfield Retail Trust,

as more fully described in the Solicitation Memorandum prepared by the Parent Guarantors dated 24 February 2014.

Restructure Effective Date means the date the Supreme Court of New South Wales approves the scheme of arrangement of Westfield Holdings Limited in connection with the Proposed Restructuring.

Redemption Amount means, in respect of each Note a price equal to:

(a)	its principal amount, or, if higher,

(b)	that price (as reported in writing to the relevant Issuer and the Trustee by a financial adviser selected by the relevant Issuer and approved by the Trustee in writing and calculated in accordance with prevailing market practice in the reasonable opinion of such financial adviser) at which the Gross Redemption Yield on the Notes, if they were to be purchased at such price on the Relevant Record Date, is equal to the Reference Rate on that date prevailing at 10.00am (London time) on the Relevant Record Date plus 0.15 per cent.

Reference Rate means the Gross Redemption Yield on the 4.00 per cent. Treasury Stock 2022 while it is in issue, and thereafter such other United Kingdom

Government Stock as reported in writing to the relevant Issuer and the Trustee by a financial adviser selected by the relevant Issuer and approved by the Trustee in writing, with the advice of three brokers and/or gilt edged market makers and/or such other persons operating in the gilt-edged market as the Trustee may approve.

Relevant Record Date means the third business day in London prior to the due date of redemption.

Gross Redemption Yield means the mid yield calculated on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for calculating Gilt Prices from Yields” page 5, Section One: Price/Yield Formulae “Conventional Gilts; Double-dated and undated Gilts with Assumed (or Actual) Redemption on a Quasi-Coupon Date” (published 8/6/1998 and last updated on 16/3/05) (as supplemented, amended or replaced from time to time).

Westfield Group means Westfield Holdings Limited, Westfield Trust, Westfield America Trust and each of their controlled entities.

Westfield Retail Trust means Westfield Retail Trust 1 (ARSN 146 934 536), Westfield Retail Trust 2 (ARSN 146 934 652) and each of their controlled entities.”

(b)	waives, and authorises, directs, requests and empowers, the Trustee to waive, any Event of Default or Potential Event of Default that might result, directly or indirectly, from the implementation or consummation of the Proposed Restructuring (as defined in the Solicitation Memorandum) or any action taken in connection with the Proposed Restructuring, including but not limited to action seeking approval for the Proposed Restructuring from any court or regulatory body (for the avoidance of doubt, this waiver shall not include any Event of Default or Potential Event of Default that might result from a failure, on or after the Restructure Effective Date, to effect the redemption provided for in the new Condition 8.11 set out in paragraph (a) above);

(c)	authorises, directs, requests and empowers the Trustee to concur in and execute the Supplemental Note Trust Deed (as defined in the Solicitation Memorandum prepared by the Parent Guarantors dated 24 February 2014 (the “Solicitation Memorandum”)), in the form produced to the Meeting with such modifications (if any) thereto as the Trustee shall request or approve, in order to effect the modifications set out in paragraph (a) above and in order to give effect to the Notes Proposal (as defined in the Solicitation Memorandum), and to concur in and to execute and do, all such other deeds, instruments, acts and things and to take steps as may be necessary or desirable in the Trustee’s sole discretion to carry out and give effect to the Notes Proposal and this Extraordinary Resolution;

(d)	sanctions and assents to every abrogation, amendment, modification, compromise or arrangement in respect of the rights of the Noteholders against the Issuer and Guarantors or against any of their property whether such rights shall arise under the Note Trust Deed or otherwise in or resulting from the modifications referred to in paragraph (a) above and this Extraordinary Resolution;

(e)	agrees and acknowledges that the Trustee shall have no liability for acting on this Extraordinary Resolution even though it may be subsequently found that there is a defect in the passing of this Extraordinary Resolution or that for any reason this Extraordinary Resolution is not valid or binding on each Noteholder; and

(f)	holds harmless, indemnifies and discharges and exonerates the Trustee from any and all liability which it may incur or may have become responsible to the Noteholders under the Note Trust Deed, the Notes or the Conditions thereof relating to or resulting from any act or omission in connection with this Extraordinary Resolution, the modifications referred to in paragraph (a) and their implementation.”

In accordance with normal practice, the Trustee expresses no opinion on the merits of the Extraordinary Resolution or the Notes Proposal. The Trustee has not been involved in the formulation of the Notes Proposal and recommends that Noteholders who are unsure of the consequences of the Extraordinary Resolution should seek their own independent financial and legal advice, including as to the tax consequences. The Trustee makes no representation that all relevant information has been disclosed to Noteholders in this Notice of Meeting or the Solicitation Memorandum and is not responsible for the accuracy, validity or correctness of the statements made, or documents referred to, in this Notice of Meeting and the Solicitation Memorandum.

NOTES IN RELATION TO THE NOTICE OF MEETING

Background to the Notice of Meeting

The Solicitation Memorandum prepared by the Parent Guarantors dated 24 February 2014 (the “Solicitation Memorandum”), a copy of which is available for viewing by the Noteholders as indicated below, explains the background to and reasons for, gives details of, and invites Noteholders to approve, the Notes Proposal (as defined therein). Noteholders are urged to read the Solicitation Memorandum.

Early Instruction Fee

As described in the Solicitation Memorandum, if the Extraordinary Resolution is duly passed, the Parent Guarantors shall, within 3 (three) clear Business Days of the Approval Date, pay or cause to be paid to those Noteholders who have submitted (and not subsequently revoked) Electronic Voting Instructions relating to the Notes for receipt by the Tabulation Agent prior to the Early Instruction Deadline either in favour of, or against, the Extraordinary Resolution an Early Instruction Fee as separately described and in the amount set out, in the Solicitation Memorandum.

Noteholders who submit Electronic Voting Instructions that are received by the Tabulation Agent after the Early Instruction Deadline or who arrange to be represented and/or to attend and vote at the Meeting other than by way of Electronic Voting Instructions instructing the Principal Paying Agent to appoint the Tabulation Agent or any of its employees nominated by it to act as its proxy at the meeting will not be eligible to receive an Early Instruction Fee. The Early Instruction Fee may be amended as set out in the Solicitation Memorandum. The Early Instruction Fee does not form part of the terms of the Extraordinary Resolutions.

Electronic Voting Instructions may be revoked prior to 10:00 am (London time) on 21 March 2014 with respect to the Notes.

Any Beneficial Owner who is not a Direct Participant should arrange for the Direct Participant through which it holds its Notes to submit an Electronic Voting Instruction on its behalf to, and through, and in accordance with and within the time limits specified by, the relevant Clearing System for receipt by the Tabulation Agent prior to the relevant deadline set out in the Solicitation Memorandum.

Documents Available for Display

Noteholders may, at any time during normal business hours on any weekday (Saturdays, Sundays and bank and other public holidays excepted) prior to and including the date of the Meeting (and, if applicable, any adjourned Meeting), inspect copies of the following documents at the specified office of the Tabulation Agent and the Principal Paying Agent set out below, and, from the time 15 minutes prior to and during the Meetings at the offices of Freshfields Bruckhaus Deringer LLP, 65 Fleet Street, London EC4Y 1HS, United Kingdom:

•	the Trust Deed dated 13 December 2007 as supplemented by the First Supplemental Trust Deed dated 12 June 2009, the Second Supplemental Trust Deed dated 12 May 2010, and the Third Supplemental Trust Deed dated 27 June 2012 constituting the Notes;

•	the Amended and Restated Agency Agreement dated 27 June 2012 relating to the Notes;

•	a draft (subject to modification) of the Supplemental Note Trust Deed;

•	a copy of the base prospectus dated 27 June 2012 in respect of the Euro Medium Term Note Programme under which the Notes were issued; and

•	a copy of the Final Terms dated 10 July 2012 in respect of the initial offering and the listing of the Notes.

Copies of the Solicitation Memorandum are available for collection by Noteholders at the specified office of the Tabulation Agent.

General

The attention of Noteholders is particularly drawn to the quorum required for the Meeting and any adjourned Meeting which is set out in “Voting” and “Quorum and Adjournment” below.

Voting

The relevant provisions governing the convening and holding of the Meeting are set out in Schedule 5 to the Note Trust Deed, a copy of which is available for inspection as referred to above.

IMPORTANT: The Notes are currently represented by a Global Note (the “Global Note”), which is held by a common depositary for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) (together, the “Clearing Systems” and each a “Clearing System”) (the “Holder”). Only persons shown in the records of a Clearing System as a holder of the Notes (“Direct Participants” and each a “Direct Participant”) may submit Electronic Voting Instructions or request a voting certificate or otherwise give voting instructions in accordance with the procedures described below. Each person (a “Beneficial Owner”) who is the beneficial owner of Notes held, directly or indirectly, in an account in the name of a Direct Participant acting on such beneficial owner’s behalf will not be a Noteholder for the purposes of this Notice. Accordingly, if they have not already done so, Beneficial Owners should arrange for the Direct Participant through which they hold their Notes to make arrangements on their behalf for the submission of an Electronic Voting Instruction to the relevant Clearing System or the issue of a voting certificate or to otherwise give voting instructions.

(a)	A Noteholder wishing to attend and vote at the Meeting and any adjourned Meeting in person must produce at such Meeting a valid voting certificate or certificates issued by a Paying Agent in respect of the Notes.

(b)	A Noteholder not wishing to attend and vote at the Meeting and any adjourned Meeting in person may either deliver the voting certificate(s) to the person whom it wishes to attend on its behalf or submit a voting instruction (in the form of an electronic voting instruction (an “Electronic Voting Instruction”, as defined and more fully described in the Solicitation Memorandum)) instructing the Principal Paying Agent to appoint employees of the Tabulation Agent as proxies to attend and vote at such Meeting in accordance with such Noteholder’s instructions.

(c)	Direct Participants must request the relevant Clearing System to block the Notes in the relevant Direct Participant’s account and to hold the same to the order or under the control of the Principal Paying Agent not later than 48 hours before the time fixed for the relevant Meeting and within the relevant time limit specified by the relevant Clearing System (who may set a significantly earlier deadline) in order to request voting certificates or give voting instructions.

(d)	Any Note(s) so held and blocked for either of these purposes will not be released to the Direct Participant by the relevant Clearing System until the earlier of (i) the date on which the relevant Electronic Voting Instruction is validly revoked, in the circumstances in which such revocation is permitted (including their automatic revocation on the termination of the Consent Solicitation), in accordance with the terms of the Consent Solicitation and the Notes Proposal and (ii) the conclusion of the Meeting (including any adjourned Meeting).

(e)	Electronic Voting Instructions may not be revoked or amended during the period starting 48 hours before the time fixed for the Meeting (or any adjourned Meeting) and ending at the conclusion of such Meeting.

(f)	The holder of a voting certificate attending a Meeting in person must bring with him evidence of his identity (for example, a passport).

(g)	For the purposes of this Notice of Meeting (i) “24 hours” shall mean a period of 24 hours including all or part of a day upon which banks are open for business in London (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid and (ii) “48 hours” shall mean a period of 48 hours including all or part of two days upon which banks are open for business in London (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business as aforesaid.

Quorum and Adjournment

The quorum required at the Meeting is one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two-thirds in principal amount of the Notes for the time being outstanding. No business (other than the choosing of a chairman) shall be transacted unless the requisite quorum is present at the commencement of business.

If within fifteen minutes (or such longer period not exceeding 30 minutes as the chairman may decide) after the time appointed for the Meeting, a quorum is not present, the Meeting shall stand adjourned for such period, not being less than 14 days nor more than 42 days, and to such place as the chairman determines (with the approval of the Trustee). At least 10 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) of such adjourned Meeting must be given in the same manner as the originally scheduled Meeting and such notice shall state the quorum required at such adjourned Meeting. The quorum for any adjourned Meeting shall be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-third in principal amount of the Notes for the time being outstanding.

Voting certificates issued and Electronic Voting Instructions submitted by the Noteholder in respect of the Meeting (unless revoked no less than 48 hours before the time appointed for the Meeting) shall remain valid for any adjourned Meeting.

Voting

Every question submitted to the Meeting shall be decided in the first instance by a show of hands and, in case of equality of votes, the chairman shall both in a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy.

Unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, any Issuer, any Guarantor, the Trustee or any person present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-fiftieth in principal amount of the Notes for the time being outstanding, a declaration by the chairman that a resolution has been carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour or against such resolution.

At the Meeting (i) on a show of hands, every person who is present in person and produces a relevant Note or voting certificate or is a proxy shall have one vote and (ii) on a poll, every person who is so present shall have one vote in respect of each £1 in principal amount of Notes so produced or in respect of which he or she is a proxy.

Extraordinary Resolutions

To be passed, the Extraordinary Resolution requires a majority in favour consisting of not less than 75 per cent. of the votes cast in respect of the Extraordinary Resolution at a duly convened and quorate meeting. If passed, the Extraordinary Resolution will be binding upon all Noteholders, whether or not present at the Meeting and whether or not voting.

Notice of Results

Notice of the result of the voting on the Extraordinary Resolution shall be given to the Noteholders and the Principal Paying Agent by the Issuer on behalf of the Parent Guarantors within 14 days of such result being known.

Governing Law

This notice, and any non-contractual obligations arising out of or in connection with it, shall be governed by, and shall be construed in accordance with, English law.

Clearing Systems

Holders of Notes which are held by Clearstream, Luxembourg or Euroclear should contact the relevant corporate action departments within the Clearing Systems for further information in respect of their respective procedures for voting. Beneficial Owners should check with the bank, securities broker or any other intermediary through which they hold their Notes whether such intermediary will apply different deadlines for participation to those set out in the Solicitation Memorandum and, if so, should follow those deadlines.

THE PARENT GUARANTORS

Westfield Holdings Limited Level 30, 85 Castlereagh Street Sydney New South Wales 2000 Australia	Westfield Management Limited, in its capacity as responsible entity and trustee of Westfield Trust Level 30, 85 Castlereagh Street Sydney New South Wales 2000 Australia	Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust Level 30, 85 Castlereagh Street Sydney New South Wales 2000 Australia

SOLICITATION AGENTS

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

United Kingdom

Attn: The Liability Management Desk

telephone: +44 (0) 20 7883 8763

email: liability.management@credit-suisse.com

The Royal Bank of Scotland plc

135 Bishopsgate

London EC2M 3UR

United Kingdom

Attn: Liability Management Group

telephone: +44 (0) 20 7085 5991

email: liabilitymanagement@rbs.com

TABULATION AGENT

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Attn: Debt and Agency Services

telephone: +44 20 7547 5000

email: xchange.offer@db.com

This notice is given by:

Westfield Holdings Limited

Westfield Management Limited, in its capacity as responsible entity and trustee of Westfield Trust

Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust

24 February 2014

THE PARENT GUARANTORS

Westfield Holdings Limited Level 30, 85 Castlereagh Street Sydney New South Wales 2000 Australia	Westfield Management Limited, in its capacity as responsible entity and trustee of Westfield Trust Level 30, 85 Castlereagh Street Sydney New South Wales 2000 Australia	Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust Level 30, 85 Castlereagh Street Sydney New South Wales 2000 Australia

SOLICITATION AGENTS

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

United Kingdom

Attn: The Liability Management Desk

telephone: +44 (0) 20 7883 8763

email: liability.management@credit-suisse.com

The Royal Bank of Scotland plc

135 Bishopsgate

London EC2M 3UR

United Kingdom

Attn: Liability Management Group

telephone: +44 (0) 20 7085 5991

email: liabilitymanagement@rbs.com

TABULATION AGENT

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Attn: Debt and Agency Services

Telephone: +44 20 7547 5000

Email: xchange.offer@db.com

LEGAL ADVISERS TO THE PARENT GUARANTORS

As to English and US law Freshfields Bruckhaus Deringer LLP 65 Fleet Street London EC4Y 1HS United Kingdom	As to Australian law HWL Ebsworth Level 14, Australia Square 264-278 George Street Sydney, New South Wales 2000 Australia

LEGAL ADVISER TO THE SOLICITATION AGENT

As to English and US law

Allen & Overy LLP

One Bishops Square

London E1 6AD

United Kingdom